RECEIVABLES PURCHASE AGREEMENT


         THIS AGREEMENT dated as of January 26, 1995 between
ECKERD CORPORATION, a Delaware corporation (the "Seller"), and
THREE RIVERS FUNDING CORPORATION, a Delaware corporation (the
"Buyer").

                        WITNESSETH THAT:

         WHEREAS, the Seller and the Buyer wish to enter into this Agreement pursuant to which the Buyer may from time to time purchase from the Seller undivided percentage ownership interests in receivables originated by the Seller pursuant to and in accordance with the terms hereof;

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

                            ARTICLE I

                    DEFINITIONS; CONSTRUCTION

         1.01. CERTAIN DEFINITIONS. In addition to other words and terms defined in the recitals hereof and elsewhere in this Agreement, as used herein, the following words and terms shall have the following meanings respectively, unless otherwise required by context:
         "Account Balance" shall mean, in respect of any Contract, all amounts shown on the most recent invoice or statement sent to the related Obligor, and all other amounts which are shown on the most recent Settlement Statement and in respect of which the related Obligor is obligated.

         "Accounting Period" shall mean each fiscal month of the Seller.

         "Affected Party" shall mean each of the Buyer, any permitted assignee of the Buyer, the Banks, the Surety Bond Provider, any assignee of any of the Buyer's obligations to the Banks or the Surety Bond Provider under the Credit Agreement or the Insurance Agreement, respectively, and the Agent.

         "Affiliate" shall mean, with respect to a Person, any other Person which directly or indirectly Controls, is Controlled by or is under common Control with such Person.

         "Agent" shall mean Mellon Bank, acting as agent for the Banks.


         "Agreement" shall mean this Receivables Purchase
Agreement, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

         "Banks" shall mean the banks party to the Credit
Agreement from time to time.

         "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the Laws of the Commonwealth of Pennsylvania or the State of New York or other day on which banking institutions are authorized or obligated to close in the Commonwealth of Pennsylvania or the State of New York.

         "Buyer's Allocation" shall have the meaning ascribed to such term in Section 3.01 hereof.

         "Certificate of Participation" shall mean the written evidence of the Buyer's interest in the Receivables Pool, in the form attached as Exhibit A hereto.

         "Change in Control" shall mean the occurrence of any one of the following: (a) any Person or group (within the meaning of Rule 13d-5 promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof) other than Merrill Lynch Capital Partners, Inc. and its Affiliates shall own directly or indirectly, beneficially or of record, shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Seller; (b) a change in the membership of the board of directors of the Seller shall occur at any time during any twelve-month period such that, following such change, at least 30% of the members of the board of directors are Persons who were not members of the board of directors at the beginning of such twelve-month period (but only if the election of such new members of the board of directors was not approved by a majority of the directors who were either sitting at the beginning of such twelve-month period or elected to the board of directors during such twelve-month period with the approval of a majority of the directors who were sitting at the beginning of such twelve-month period); or (c) any Person or group other than Merrill Lynch Capital Partners, Inc. and its Affiliates shall otherwise directly or indirectly Control the Seller.

         "Chief Executive Office" shall mean, with respect to the Seller, the place where the Seller is located, within the meaning of Section 9-103(3)(b) of the Uniform Commercial Code, as the same may from time to time be amended, supplemented or otherwise modified, or any analogous provision of any successor statute or, to the extent applicable, any analogous provision of the Uniform Commercial Code in effect in the jurisdiction whose Law governs the perfection of the Buyer's ownership interest in any Purchased Receivable.

         "Closing Date" shall mean the date on which the Participation Interest is initially purchased by the Buyer in the Receivables Pool pursuant to the terms of this Agreement.

         "Collateral Agent" shall mean Bankers Trust Company, as collateral agent for the Banks, the Depositary, the Surety Bond
Provider and the holders from time to time of the commercial paper notes and short-term promissory notes of the Buyer.

         "Collections" shall mean, for any Purchased Receivable as of any date, (i) the sum of all amounts, whether in the form of cash, checks, drafts, or other instruments, received by the Seller or the Servicer or in a Permitted Lockbox, a Lockbox Account or a Medicaid Collection Account in payment of, or applied to, any amount owed by an Obligor on account of such Purchased Receivable (including but not limited to all amounts received on account of any Defaulted Receivable) on or before such date, including, without limitation, all amounts received on account of such Purchased Receivable and other fees and charges, and (ii) all amounts deemed to have been received by the Seller or the Servicer as a Collection pursuant to Sections 5.03(c) or
6.04 hereof.

         "Complete Servicing Transfer" shall have the meaning ascribed to such term in Section 6.07 hereof.

         "Concentration Limit" shall mean, as of any date of determination, with respect to all of the Receivables owing from a single Obligor, together with Receivables owing from its Affiliates or subsidiaries, an amount equal to six percent (6.00%) of the aggregate Account Balance of the Eligible Receivables in the Receivables Pool outstanding as of the last day of the most recently completed Accounting Period; PROVIDED
(i) that the Concentration Limit with respect to Receivables owing from Paid shall be an amount equal to eighteen percent (18%) of the aggregate Account Balance of the Eligible Receivables in the Receivables Pool outstanding as of the last day of the most recently completed Accounting Period so long as Paid has, or shall be a wholly-owned subsidiary of an entity which has, short-term ratings of at least A-1 and P-1 from S&P and Moody's, respectively, (ii) that the Concentration Limit in respect of each Obligor whose Receivables are outstanding under a Contract with PCS shall be six percent (6%) of the aggregate Account Balance of the Eligible Receivables in the Receivables Pool outstanding as of the last day of the most recently completed Accounting Period prior to any adjustment for unapplied cash received from all such Obligors and (iii) that the Buyer may, at any time in its sole discretion, reduce or increase the Concentration Limit for any Obligor through the delivery of a notice to the Seller.

         "Confirmation" shall mean each acknowledgment, notice of receipt, or agreement in respect of a related Notice of Assignment which is required to be delivered to the Seller by, or received by the Seller from, the recipient of such Notice of Assignment.

         "Consent and Acknowledgment" shall mean an agreement, in substantially the form of Exhibit N, by Holdings in favor of the Buyer pursuant to which, among other things, Holdings consents to, and acknowledges, the transactions contemplated hereby.

         "Contract" shall mean a written contract, which shall be legally binding on an Obligor, which gives rise to a short-term receivable with a maturity of not greater than 45 days arising from the sale by the Seller of goods or services in the ordinary course of the Seller's pharmaceutical business.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the term
"Controlled" shall have the meaning correlative thereto.

         "Cost of Funds" shall mean, with respect to any Settlement Period, an amount, as notified in writing by the Buyer to the Seller on or prior to the related Settlement Date, equal to the interest or discount cost for funds borrowed or obtained during such Settlement Period, either from the issuance of commercial paper notes, the taking of loans or otherwise, by the Buyer for the purpose of maintaining or acquiring the Participation Interest, including in the computation of such cost any dealer's commissions or fees and any and all other fees which are attributable to such borrowing and are specified from time to time in writing by the Buyer to the Seller.

         "Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of October 8, 1993 among the Buyer, the Banks and the Agent, as the same has been amended and may from time to time hereafter be amended, supplemented or otherwise modified and in effect.

         "Credit Loss Reserve" shall mean, with respect to any Settlement Period, the product of (i) the Credit Loss Reserve Percentage for such Settlement Period and (ii) the positive result of (a) the aggregate Account Balances of all Eligible Receivables in the Receivables Pool as of the last day of the Accounting Period most recently completed, less (b) the Settlement Period Reserve for such Settlement Period, less
(c) the Servicer's Compensation Reserve for such Settlement Period, less (d) the sum, without duplication, of (1) the aggregate (determined as of the last day of the Accounting Period most recently completed) for all Obligors of the excess, if any, of the aggregate Account Balances of all Eligible Receivables owing by a single Obligor (calculated prior to any adjustment for unapplied cash received from such Obligor in the case of an Obligor whose Receivables are outstanding under a Contract with
PCS) over the Concentration Limit in effect with respect to such Obligor and (2) the aggregate amount by which the Account Balance of Eligible Receivables owing under all Contracts with PCS exceeds (A) eighteen percent (18%) of the aggregate Account Balance of the Eligible Receivables in the Receivables Pool outstanding as of the last day of the most recently completed Accounting Period so long as PCS has, or is a wholly-owned subsidiary of an entity which has, short-term ratings of at least A-1 and P-1 from S&P and Moody's respectively or (B) six percent (6%) of the aggregate Account Balance of the Eligible Receivables in the Receivables Pool outstanding as of the last day of the most recently completed Accounting Period if clause (A) is not applicable.

         "Credit Loss Reserve Percentage" shall mean, with respect to any Settlement Period, the greater of (i) 18% and
(ii) the product of (a) 1.5, and (b) the Loss Ratio with respect to such Settlement Period, and (c) the Loss Horizon Ratio with respect to such Settlement Period.

         "Days Sales Outstanding" shall mean, (i) on the Closing Date, the number of days in the period ending on the Closing Date and commencing on such earlier date such that the aggregate amount of net sales of the Seller during such period is equal to the aggregate Account Balance of all Eligible Receivables outstanding on the Closing Date and (ii) at any other time of determination, the number of days in the period ending on the last day of the most recently ended Accounting Period and commencing on such earlier date such that the aggregate amount of net sales of the Seller during such period is equal to the aggregate Account Balance of all Eligible Receivables outstanding on such last day.

         "Default Ratio" shall mean, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the aggregate Account Balance of all Receivables which became Defaulted Receivables during the full Accounting Period most recently completed in conformity with the Seller's Normal Credit Policies, and the denominator of which is the aggregate amount of net sales of the Seller during the fourth full Accounting Period preceding the full Accounting Period most recently completed; PROVIDED that any such determination which utilizes in the denominator information regarding the sales of the Seller during any Accounting Period prior to November 1994 shall have both its numerator and its denominator calculated on the basis of the gross amount charged by the Seller to the Obligors, rather than the net amount due to the Seller from the Obligors.

         "Defaulted Receivable" shall mean a Purchased Receivable
(a) the Obligor in respect of which is not entitled to any further extensions of credit, by reason of any default or nonperformance by such Obligor, under the terms of the Seller's Normal Credit Policies, (b) which has become uncollectible or has been written off the books of the Seller by reason of such Obligor's inability to pay, as determined by the Buyer or the Servicer, in either case in accordance with the Seller's Normal Credit Policies, or (c) in respect of which an Event of Bankruptcy has occurred with respect to the related Obligor or
(d) which is unpaid for more than 90 days past the date on which it was due.

         "Deferred Purchase Price" shall mean the amount calculated pursuant to Section 5.06 hereof.

         "Depositary" shall mean Bankers Trust Company.

         "Dilution Factors" shall mean credits, cancellations, cash discounts, warranties, allowances, Disputes, rebates, charge backs, pay-cuts, reject write-offs, returned or repossessed goods, and other allowances, adjustments and deductions (including, without limitation, any special or other discounts or any reconciliations) that are given to an Obligor in accordance with the Seller's Normal Credit Policies.

         "Dispute" shall mean any dispute, deduction, claim, offset, defense, counterclaim, set-off or obligation of any kind, contingent or otherwise, relating to a Receivable, including, without limitation, any dispute relating to goods or services already paid for.

         "Dollar", "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

         "Duff" shall mean Duff & Phelps, Inc.

         "Eckerd Credit Agreement" shall have the meaning assigned to such term in Section 4.02(i) hereof.

         "Eligible Receivable" shall mean any Receivable which:

         (a) together with the related Contract, duly complies with all applicable Laws and other legal requirements, whether Federal, state or local, including, without limitation, usury laws, the Federal Consumer Credit Protection Act, the Fair Credit Billing Act, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

         (b) constitutes an "account" or a "general intangible" as defined in the UCC and the jurisdiction whose Law governs the perfection of the Buyer's
              Participation Interest in such Receivable;

         (c) was originated in connection with an extension of credit by the Seller in the ordinary course of the Seller's business pursuant to the Seller's third party prescription drug program to an Obligor whose application for the extension of credit was processed by the Seller in accordance with the Seller's Normal Credit Policies, and which Obligor is located in the United States and is not an Affiliate of the Seller;

         (d) arises from a Contract and has been billed, or will be billed to the related Obligor, or in respect of which the related Obligor is otherwise liable, in accordance with the terms of such Contract;

         (e) constitutes a legal, valid, binding and irrevocable payment obligation of the related Obligor, enforceable in accordance with its terms;

         (f)  provides for payment in Dollars by the related
              Obligor no later than 45 days after the invoice date of such Receivable;

         (g)  is payable into a Permitted Lockbox or Lockbox
              Account or, with respect to Medicaid Receivables, directly to the Seller or into a Medicaid
              Collection Account;

         (h) is not, at the time the Participation Interest is first purchased therein or a Reinvestment therein is made by the Buyer hereunder, a Defaulted
              Receivable;

         (i) was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Receivable, the related Contract or the sale of the Participation Interest in such Receivable to the Buyer hereunder unlawful, invalid or unenforceable;

         (j)  immediately prior to it becoming a Purchased
              Receivable, is owned solely by the Seller free and clear of all Liens;

         (k) no rejection or return of the goods or services which give rise to such Receivable has occurred and all goods and services in connection therewith have been finally performed or delivered to and accepted by the recipient thereof without Dispute;

         (l)  is not subject to any contractual right of set-off;

         (m) is an obligation representing part or all of the sales price of merchandise or services; and

         (n) is not an obligation of an Obligor designated as ineligible in the sole discretion of the Buyer.

         "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.

         "Event of Bankruptcy" shall mean, for any Person:
         (a) if such Person shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

         (b) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (under the Bank Conservation Act, as amended, or otherwise) or other similar official of such Person or for any substantial part of its property, or for the winding-up or liquidation of its affairs; or

         (c) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or such Person's consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator (under the Bank Conservation Act, as amended, or otherwise) or other similar official of such Person or for any substantial part of its property, or any general assignment for the benefit of creditors, or, if a corporation or similar entity, any corporate action in furtherance of any of the foregoing; or

         (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or conservator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, shall have been entered against such Person.

         "Expiration Date" shall mean the earliest of (i)
January 20, 1996, which shall be extended thereafter on the last Business Day of each March, June, September and December during the term of this Agreement, beginning in June, 1995, to the 24th day in the calendar month which is three months after the month in which the then scheduled Expiration Date falls unless, prior to the first Business Day of each March, June, September and December, as the case may be, either the Buyer notifies the Seller that it does not desire to offer to extend its Purchase Obligation, or the Seller notifies the Buyer that it does not desire to continue to sell interests in the Receivables to the Buyer, PROVIDED that as of June 30, 1995, the Expiration Date shall, unless the Buyer or the Seller notifies the other party to the contrary, be extended to June 24, 1996; PROVIDED FURTHER, that the new scheduled Expiration Date shall in no event result in a remaining term of the Purchase Obligation that exceeds 360 days, (ii) the date of termination of the commitment of the Surety Bond Provider under the Insurance Agreement, and (iii) the date of termination of the commitment of the Banks under the Credit Agreement.

         "GAAP" shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards
Board, its predecessors and successors.

         "Holdings" shall mean Eckerd Holdings II, Inc., a
Delaware corporation and a wholly-owned subsidiary of the Seller.

         "Insurance Agreement" shall mean the Insurance and Reimbursement Agreement dated as of October 8, 1993 between the Surety Bond Provider and the Buyer, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

         "Insurer" shall have the meaning ascribed to such term in Section 8.02(e) hereof.

         "Investment" shall mean, on each date of determination, the sum of (i) the Net Investment and (ii) the Deferred Purchase
Price, if any, as determined on the Closing Date or as set forth on the most recently delivered Settlement Statement.

         "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

         "Lien", in respect of the property of any Person, shall mean any ownership interest of any other Person, any mortgage, deed of trust, hypothecation, pledge, lien, security interest, grant of a power to confess judgment, preference, right to priority payment, charge or other encumbrance or security arrangement of any nature whatsoever, including, without limitation, any conditional sale or title retention arrangement, and any assignment, deposit arrangement, consignment or lease intended as, or having the effect of, security, or the filing of any financing statement in connection with any of the foregoing.

         "Liquidation Day" shall mean each day which occurs on or after (i) the date designated in a notice given by the Buyer to the Seller stating that the conditions contained in Section 4.03 hereof are not satisfied, (ii) the Expiration Date, (iii) the first date on which a Termination Event has occurred and the Buyer has given notice to the Seller that it is terminating its obligations pursuant to Section 10.02(a) hereof or (iv) the date on which the Seller gives written notice to the Buyer that the Seller no longer wishes to sell interests in the Receivables Pool to the Buyer or permit Reinvestments to be made; PROVIDED, HOWEVER, there shall be no Liquidation Day after the Net Investment shall equal zero and the Seller shall have no remaining payment obligations to the Buyer under this Agreement.

         "Liquidation Period" shall mean one or more consecutive
Liquidation Days.

         "Lockbox Account" shall mean an account established by the Seller with a Permitted Lockbox Bank for the purpose of depositing payments made by Obligors, other than payments made by Obligors on account of Medicaid Receivables.

         "Lockbox Servicing Agreement" shall mean an agreement relating to lockbox services in connection with a Lockbox Account which gives the Buyer the right under certain circumstances to take control of the related Lockbox Account, which is in form and substance satisfactory to the Buyer, and which has been executed and delivered to the Buyer by a Permitted Lockbox Bank.

         "Loss Ratio" shall mean, with respect to any Settlement Period, the greatest average Default Ratio determined for any three consecutive full Accounting Periods during the twelve full Accounting Periods immediately preceding the first day of such Settlement Period.

         "Loss Horizon Ratio" shall mean, with respect to any Settlement Period, a fraction the numerator of which is the aggregate amount of net sales of the Seller resulting in the creation of Receivables during the four full Accounting Periods immediately preceding the first day of such Settlement Period, and the denominator of which is the aggregate outstanding balance of all Eligible Receivables as of the last day of the Accounting Period most recently completed.

         "Maximum Net Investment" shall mean $75,000,000 unless otherwise increased with the consent of the Buyer or reduced as provided in Section 2.03 hereof.

         "Medicaid" shall mean, in any state, the hospital insurance program created by that state's statutes in accordance with Title XIX of the Social Security Act.

         "Medicaid Collection Account" shall mean any FDIC-insured account maintained by the Seller in the name of the Seller with a Permitted Lockbox Bank in accordance with the provisions hereof and under the ownership and control of the Seller, exclusively for the deposit upon receipt by the Seller of all payments made by Obligors on account of the Medicaid Receivables.

         "Medicaid Receivables" shall mean, with respect to any state, a Receivable the Obligor of which is the state and, to the extent provided by law, the United States, acting through the state Medicaid agency, and which arises out of charges properly reimbursable to the Seller under Medicaid.

         "Mellon Bank" shall mean Mellon Bank, N.A., a national banking association.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Net Investment" shall mean (a) on the Closing Date, an amount equal to the Purchase Price (not including the Deferred Purchase Price, if any) paid for the Participation Interest on the Closing Date, and (b) on any other day, an amount equal to the sum of (i) the amount calculated pursuant to (a) above, plus
(ii) amounts paid to the Seller pursuant to Section 5.01 hereof since the Closing Date as an increase in the Net Investment, less
(iii) all Collections and other amounts paid to the Buyer and not reinvested (which shall not include any amounts paid to the Buyer as Settlement Period Amount or fees) pursuant to Sections 2.03(b), 5.01, 5.03(d), 5.03(e) or 5.04 hereof since the
Closing Date. In the event that any amount received by the Buyer constituting any portion of Collections is rescinded or must otherwise be returned or restored for any reason to any Person, the Net Investment shall be increased by the amount of Collections so rescinded, returned or restored.

         "Non-Medicaid Receivables" shall mean, Purchased
Receivables, other than Medicaid Receivables, together with any and all rights to receive payments due thereon, and all proceeds thereof in any way derived, whether directly or indirectly.

         "Notice of Assignment" shall mean each notice of assignment delivered by or on behalf of the Seller to any insurer or third party intermediary that is an Obligor in respect of the Receivables, which notice of assignment shall notify such Obligor of the Buyer's Participation Interest in the Receivables and request such Obligor's acknowledgment thereof and consent thereto.

         "Notification Obligor" shall have the meaning assigned to such term in Section 8.02(e) hereof.

         "Obligor" shall mean, for any Receivable, each and every Person under a Contract who is obligated to make payments to the Seller on such Contract as a result of a purchase of goods or services, whether or not such goods or services were provided to such Person.

         "Office" shall mean, when used in connection with the Buyer, its office located at 225 Liberty Street - 8th Floor, New York, New York 10080, or when used in connection with the Seller, its office located at 8333 Bryan Dairy Road, Largo, Florida 34647, or at such other office or offices of the Buyer or the Seller or branch, subsidiary or Affiliate of either thereof as may be designated in writing from time to time by the Buyer to the Seller or the Seller to the Buyer, as appropriate.

         "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Paid" shall mean Paid Prescription, a pharmacy benefit company headquartered in Montvale, New Jersey.

         "Participation Interest" shall mean, at any time, an undivided percentage ownership interest equal to the Buyer's Allocation at such time in all then outstanding Receivables included in the Receivables Pool, including, without limitation, all Collections, and all collateral security, insurance policies, letters of credit and surety bonds given on behalf of Obligors to secure or support payment of such Receivables, and any proceeds of any of the foregoing.

         "PCS" shall mean Pharmaceutical Card System (currently known as PCS Health System), a pharmacy benefit company headquartered in Scottsdale, Arizona.

         "Permitted Lockbox" shall mean a post office box maintained by the Permitted Lockbox Bank for the purpose of receiving payments made by Obligors.

         "Permitted Lockbox Bank" shall mean (i) NationsBank of Florida, N.A. and (ii) any commercial bank at which a Lockbox Account or a Medicaid Collection Account is maintained, the short-term unsecured debt obligations of which are rated at least A-1 by S&P, at least P-1 by Moody's and, if rated by Duff, at least D-1 by Duff, appointed from time to time by the Seller and approved by the Buyer.

         "Person" shall mean an individual, corporation, partnership (general or limited), trust, business trust, unincorporated association, joint venture, joint-stock company, Official Body, or any other entity of whatever nature.

         "Potential Termination Event" shall mean any event or condition which, with the giving of notice, the passage of time or both, would constitute a Termination Event.

         "Program Fee" shall mean the rate per annum set forth in a separate letter agreement between the Seller and the Buyer.

         "Purchase Availability Amount" shall mean, as of any date, an amount equal to the excess, if any, of (i) the Maximum
Net Investment as of such date over (ii) the Net Investment as of such date.

         "Purchase Availability Fee" shall mean the fee set forth in a separate letter agreement between the Seller and the Buyer.

         "Purchase Documents" shall mean this Agreement, the Certificate of Participation and such other agreements, documents and instruments entered into and delivered by the Seller in connection with the transactions contemplated by this Agreement.

         "Purchase Notice" shall mean each notice delivered pursuant to Section 4.03(c) hereof, in such form and with such detail as the Buyer may require from time to time.

         "Purchase Obligation" shall have the meaning ascribed to such term in Section 2.01(a) hereof.

         "Purchase Price" shall mean, with respect to the purchase of the Participation Interest, the amount of cash consideration set forth on the Purchase Notice or otherwise paid by the Buyer for the Participation Interest on the Closing Date.

         "Purchased Receivable" shall mean a Receivable included in the Receivables Pool in which the Buyer has purchased and is maintaining the Participation Interest pursuant to the terms of this Agreement.

         "Rate of Collections" shall mean, for any Accounting Period, a fraction, expressed as a percentage, the numerator of which is equal to the total Collections in respect of all Receivables (including deemed Collections to the extent actually received by the Servicer pursuant to Section 5.07 hereof) during such Accounting Period, and the denominator of which is equal to the aggregate Account Balances of all Receivables on the last day of the immediately preceding Accounting Period.

         "Receivable" shall mean, with respect to any Contract, all receivables, contract rights, general intangibles, accounts, chattel paper, amounts due and to become due to the Seller arising under such Contract (including but not limited to finance charges accrued with respect to such amounts and fees), and all other rights, powers and privileges of the Seller arising thereunder or related thereto and in the merchandise and contracts relating thereto, assertable against any Person whatsoever, all security interests, guaranties and property securing or supporting payment thereof, all Records relating thereto and all proceeds and products of any of the foregoing.

         "Receivables Pool" shall mean, at any time, the group of Purchased Receivables then outstanding which have, on the Closing
Date, been identified by the Seller as constituting a pool and each additional Receivable thereafter added to such pool.

         "Records" shall mean correspondence, memoranda, computer programs, tapes, discs, papers, books or other documents or transcribed information of any type whether expressed in ordinary or machine readable language.

         "Reference Rate" shall mean the rate of interest established by Mellon Bank in Pittsburgh, Pennsylvania from time to time as its reference rate; any change in the reference rate shall become effective as of the opening of business when such change occurs. The "Reference Rate" is not intended to be the lowest rate of interest charged by Mellon Bank in connection with extensions of credit to debtors.

         "Referral Agent" shall mean Mellon Bank, together with its successors or assigns.

         "Reinvestment" shall mean the purchase by the Buyer and the sale by the Seller of additional undivided percentage ownership interests in each and every Purchased Receivable utilizing the proceeds of Collections that were allocated to the Buyer for such purpose pursuant to Section 5.03(a) hereof.

         "Remainder" shall have the meaning assigned to such term in Section 5.03(a) hereof.

         "Responsible Officer" shall mean the chief executive officer, chief financial officer, treasurer, controller or the vice president/legal affairs of the Seller.

         "S&P" shall mean Standard & Poor's Ratings Group.

         "Security Agreement" shall mean the Security Agreement dated as of June 14, 1993, as amended and restated as of August , 3, 1994, among Eckerd Corporation, the "Guarantors" party thereto and Chemical Bank, as "Collateral Agent", as the same may from time to time be amended, supplemented or otherwise modified and in effect.

         "Seller Fiscal Year" shall mean the fiscal year, as used for accounting purposes, of the Seller.

         "Seller's Normal Credit Policies" shall mean the normal credit review policies and procedures established by the Seller (whether or not formally established by the Seller) in approving Obligors for credit and relating to the collection of Receivables, which policies and procedures have been approved by the Buyer.

         "Servicer" shall mean the Seller, or any Person other than the Seller or its Affiliates which, upon the termination of the Seller as Servicer, succeeds to the functions performed by the Seller as the servicer of the Purchased Receivables (other than with respect to the Medicaid Receivables) pursuant to a Complete Servicing Transfer and a Servicing Agreement.

         "Servicer's Compensation" shall have the meaning ascribed to such term in Section 6.06(e) hereof.

         "Servicer's Compensation Reserve" shall mean, with respect to any Settlement Period, the product of (i) the Servicer's Compensation with respect to the immediately preceding
Settlement Period and (ii) two.

         "Servicing Agreement" shall mean any agreement between the Buyer and any Person, other than the Seller or its Affiliates, which contains provisions concerning the servicing of the Purchased Receivables (other than the servicing of the Medicaid Receivables) substantially similar to the provisions contained herein, including Sections 5.03, 5.04, 5.06, 6.01, 6.02, 6.04, 6.06 and 6.07 hereof, pursuant to which such Person performs servicing functions in respect of the Purchased Receivables (other than with respect to the Medicaid Receivables), and all agreements, instruments and documents attached thereto or delivered in connection therewith, as any of the same may from time to time be amended, supplemented or otherwise modified and in effect.

         "Settlement Date" shall mean the last day of each Settlement Period, which shall be the 20th calendar day (or if such 20th calendar day is not a Business Day, the next succeeding
Business Day) after the last day of the Accounting Period most recently completed.

         "Settlement Period" shall mean (a) the period from and including the Closing Date to but excluding the first Settlement Date, and (b) thereafter, the period from and including the Settlement Date of the immediately preceding Settlement Period to but excluding the next Settlement Date; PROVIDED, HOWEVER, that any Settlement Period which would otherwise end on a day which is after the Expiration Date shall end on such Expiration Date.

         "Settlement Period Amount" shall mean, with respect to any Settlement Period, an amount equal to the sum of (i) the Cost of Funds for such Settlement Period and (ii) the product of
(a) the Program Fee, (b) the Net Investment at the close of business on the first day of such Settlement Period, and (c) a fraction the numerator of which is the actual number of days in such Settlement Period and the denominator of which is 360.

         "Settlement Period Reserve" shall mean, with respect to any Settlement Period, the product of (i) the Settlement Period
Amount with respect to the immediately preceding Settlement
Period and (ii) two.

         "Settlement Statement" shall mean a statement, substantially in the form of Exhibit B hereto, which, among other things, will identify any and all Receivables included in the Receivables Pool as of the last day of the Accounting Period most recently completed, duly completed and executed by a Responsible Officer of the Seller and delivered to the Buyer pursuant to
Section 5.01 hereof.

         "Social Security Act" shall mean the Social Security Act of 1935, 42 U.S.C. Sections 401 et seq., as the same may from time to time be amended, supplemented or otherwise modified and in effect.

         "Surety Bond" shall mean the surety bond issued by the Surety Bond Provider under the Insurance Agreement.

         "Surety Bond Provider" shall mean Capital Markets
Assurance Corporation, as the issuer of the Surety Bond under the Insurance Agreement.

         "Termination Event" shall have the meaning ascribed to such term in Section 10.01 hereof.
         "Transaction Costs" shall have the meaning ascribed to such term in Section 11.01 hereof.

         "TRIFCO Security Agreement" shall mean the Amended and Restated Security Agreement dated as of October 8, 1993 among the Buyer, the Surety Bond Provider and the Collateral Agent, and consented and agreed to by the Agent and the Depositary, as the same has been amended and may from time to time hereafter be amended, supplemented or otherwise modified and in effect.

         "UCC" shall have the meaning ascribed to such term in
Section 1.02 hereof.

         1.02. INTERPRETATION AND CONSTRUCTION. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole. References in this Agreement to "determination" by the Buyer shall be conclusive absent manifest error and include good faith estimates by the Buyer (in the case of quantitative determinations) and good faith beliefs by the Buyer (in the case of qualitative determinations). The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and appendix references are to this Agreement unless otherwise specified. As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates. Terms not otherwise defined herein which are defined in the Uniform Commercial Code as in effect in the State of New York (the "UCC") on the date hereof shall have the respective meanings ascribed to such terms therein unless the context otherwise clearly requires. This Agreement shall be construed as a whole and in accordance with its fair meaning.

                           ARTICLE II

                 AGREEMENT TO PURCHASE AND SELL
         2.01. PURCHASE LIMITS. Subject to the terms and conditions hereof, the Seller may at its option sell to the Buyer, and the Buyer agrees to purchase from the Seller (such agreement being referred to herein as the "Purchase Obligation"), at any time and from time to time on and after the date hereof and to but excluding the Expiration Date, undivided percentage ownership interests in the Receivables Pool by purchasing the Participation Interest. Subject to the terms and conditions hereof, the Buyer shall also (i) make Reinvestments by permitting the Servicer to cause Collections allocated to the Buyer to be applied to the purchase of additional undivided percentage ownership interests in the Receivables Pool, and (ii) increase its Net Investment in the Participation Interest on any Settlement Date at the request of the Seller (without regard to a minimum amount). The Buyer shall have no obligation to purchase the Participation Interest on the Closing Date, or to increase its Net Investment on any Settlement Date, or to permit a Reinvestment to be made on any day, to the extent that the amount of such purchase or increase or Reinvestment shall exceed the Purchase Availability Amount, or shall cause the Buyer's Allocation (after giving effect to such purchase or increase or Reinvestment) to exceed 100%. The Buyer shall not be obligated to increase the Maximum Net Investment. The Buyer shall not purchase the Participation Interest or increase the Net Investment on any Settlement Date if the Buyer cannot issue its commercial paper notes or short-term promissory notes or otherwise borrow in order to fund the Purchase Price of the Participation Interest or such increase in the Net Investment. The Buyer shall not make any such purchase or any Reinvestment or increase its Net Investment on any Settlement Date on or after the earlier to occur of (i) the Expiration Date, and (ii) the reduction of the Maximum Net Investment to zero pursuant to
Section 2.03 hereof.

         2.02.  AMOUNT OF PURCHASES.  The sale of the
Participation Interest by the Seller to the Buyer on the Closing
Date shall be for a minimum Purchase Price of $10,000,000.

         2.03.  REDUCTION OF THE MAXIMUM NET INVESTMENT AND
NET INVESTMENT; TERMINATION OF THE AGREEMENT.

         (a) REDUCTION OF MAXIMUM NET INVESTMENT. The Maximum Net Investment shall be reduced to zero (i) on the Expiration Date, or (ii) in accordance with Section 10.02 hereof. In addition, upon written notice from the Seller to the Buyer, the Seller may reduce in whole or in part the Maximum Net Investment, effective as of the next Settlement Date on or after the thirtieth (30th) day following the date on which such notice is given; PROVIDED, HOWEVER, that (i) any partial reduction must be in an amount equal to $5,000,000 or any greater amount which is an integral multiple of $1,000,000, and (ii) if the Maximum Net Investment at the time of such notice is less than or equal to $15,000,000, the Seller may only elect to reduce the amount of the Maximum Net Investment to zero. Notwithstanding any other provision of this Agreement, the Maximum Net Investment may not at any time be reduced below the amount of the Net Investment at such time.

         (b) REDUCTION OF THE NET INVESTMENT. If at any time the Seller shall wish to cause the reduction of the Net Investment (but not to commence the permanent liquidation of the Participation Interest), the Seller may do so upon ten (10) days' prior written notice thereof to the Buyer (such notice to include the amount of such proposed reduction and the proposed date on which such reduction will commence, which shall not be earlier than ten (10) days prior to the next Settlement Date). On the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall refrain from making Reinvestments of Collections until the amount of such Collections not so reinvested shall equal the desired amount of reduction. The Servicer shall hold such unreinvested Collections in trust for the benefit of the Buyer, for payment to the Buyer on the Settlement Date for the Settlement Period in which such Collections are accumulated, and the Net Investment shall be reduced by the amount actually paid to the Buyer. The Seller shall use reasonable efforts to attempt to choose a reduction amount, and the date of the commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period. The Seller shall pay to the Buyer an amount equal to any loss, cost or expense incurred by the Buyer as the result of the repayment of the Net Investment prior to the maturity date of any
(x) loans made to the Buyer by third parties or (y) commercial paper notes or short-term promissory notes issued by the Buyer, in each case for the purpose of maintaining the Participation Interest.

         (c) TERMINATION OF THE AGREEMENT. This Agreement shall terminate at the later to occur of (i) the Expiration Date or
(ii) when the Net Investment equals zero and no further purchases are to be made by the Buyer hereunder; PROVIDED, HOWEVER, that the covenants, representations, warranties and indemnities of the Seller to the Buyer contained herein or made pursuant hereto shall survive such termination. Upon such termination, the Buyer shall convey to the Seller, without recourse, its Participation Interest in all Purchased Receivables and shall deliver to the Seller all instruments and documents relating thereto. Upon such reconveyance the Deferred Purchase Price shall be deemed paid in full.

         2.04.  FEES PAYABLE TO THE BUYER.

         (a) PURCHASE AVAILABILITY FEE. The Seller agrees to pay to the Buyer, in consideration for the Purchase Obligation hereunder, from and including the date of execution of this Agreement to but excluding the Expiration Date, the Purchase Availability Fee in the amount set forth in a separate letter agreement between the Seller and the Buyer. The accrued Purchase Availability Fee shall be due and payable in accordance with Sections 5.03 and 5.04 hereof until the earlier of the Expiration Date and the date on which the Maximum Net Investment is reduced to zero pursuant to Section 2.03(a) hereof. To the extent the Purchase Availability Fee is not paid from Collections in accordance with Section 5.03 or 5.04 hereof, the Purchase Availability Fee shall be an absolute and unconditional obligation of the Seller.

         (b) FEES NON-REFUNDABLE. The fees to be paid to the Buyer pursuant to this Section 2.04 are non-refundable and shall not be refunded for any reason whatsoever, including, without limitation, the later reduction or termination of the Maximum Net Investment in whole or in part in accordance with the provisions of this Agreement.

         2.05. FEES PAYABLE TO THE REFERRAL AGENT. The Seller shall on the date of execution of this Agreement pay to the Referral Agent for its own account an arrangement fee in the amount agreed to between the Seller and the Referral Agent.

                           ARTICLE III

                       BUYER'S ALLOCATION

         3.01. BUYER'S ALLOCATION. The Buyer's Allocation on any day of determination shall be a percentage, not in excess of 100%, equal to the quotient of (i) the Investment, divided by
(ii) the positive result of (a) the aggregate Account Balances of all Eligible Receivables included in the Receivables Pool on the date of determination before giving effect to Collections on such date, less (b) the sum, without duplication, of (1) the aggregate amount by which the Account Balance of Eligible Receivables of each Obligor (calculated prior to any adjustment for unapplied cash received from such Obligor in the case of an Obligor whose Receivables are outstanding under a Contract with PCS) exceeds the Concentration Limit for such Obligor and (2) the aggregate amount by which the Account Balance of Eligible Receivables owing under all Contracts with PCS exceeds (A) eighteen percent (18%) of the aggregate Account Balance of the Eligible Receivables in the Receivables Pool outstanding as of the last day of the most recently completed Accounting Period so long as PCS has, or is a wholly-owned subsidiary of an entity which has, short-term ratings of at least A-1 and P-1 from S&P and Moody's respectively or (B) six percent (6%) of the aggregate Account Balance of the Eligible Receivables in the Receivables Pool outstanding as of the last day of the most recently completed Accounting Period if clause (A) is not applicable.

         3.02. FREQUENCY OF COMPUTATION OF THE BUYER'S ALLOCATION. The Buyer's Allocation shall be initially computed as of the opening of business of the Servicer on the Closing Date. Thereafter, until the Net Investment shall be reduced to zero, the Buyer's Allocation shall be automatically recomputed as of the close of business of the Servicer on each Business Day, and the Buyer's Allocation shall constitute the percentage ownership interest of the Buyer in the Receivables Pool on such date; PROVIDED, HOWEVER, that on and after a Liquidation Day and during the continuance of a Liquidation Period, the Buyer's Allocation shall be equal to the greater of (i) the Buyer's Allocation as computed on the first Business Day preceding the occurrence of such Liquidation Day, and (ii) the Buyer's Allocation computed on each Business Day after the occurrence of such Liquidation Day. The Buyer's Allocation shall be reduced to zero at such time as the Net Investment shall be reduced to zero, the Buyer shall have received all amounts in respect of accrued and unpaid Settlement Period Amounts and all other amounts payable to it pursuant to this Agreement, and the Servicer, provided the Seller is not the Servicer, shall have received the accrued Servicer's Compensation.

                           ARTICLE IV

                       CLOSING PROCEDURES

         4.01.  PURCHASE AND SALE PROCEDURES.

         (a) GENERAL. The sale of the Participation Interest hereunder shall, with respect to the Receivables Pool, transfer ownership to the Buyer of an undivided percentage ownership interest in each Receivable in the Receivables Pool, effective
(i) as of the Closing Date, (ii) as of any Settlement Date on which the Net Investment therein is increased or (iii) as of the date of any Reinvestment thereafter, as the case may be.

         (b) INDEMNITY FOR FAILURE TO CLOSE. If the sale of the Participation Interest fails to occur on the Closing Date as specified in a Purchase Notice delivered pursuant to
Section 4.03(c) hereof and agreed to by the Buyer pursuant to
Section 4.04 hereof for any reason, or if any increase in the Net Investment reflected on any Settlement Statement delivered by the Seller to the Buyer fails to occur on the Settlement Date related to such Settlement Statement for any reason, the Seller shall reimburse the Buyer on demand for any loss, cost or expense (including loss of margin) incurred by the Buyer with respect to this Agreement, its obligations hereunder or its funding of the proposed Purchase Price or Net Investment increase (including, without limitation, any loss, cost or expense in obtaining, liquidating or employing deposits as loans from third parties or the loss, cost or expense of issuing its commercial paper notes or short-term promissory notes in order to fund such Purchase Price or Net Investment increase) until the earlier of (A) the Closing Date as specified in a subsequent Purchase Notice delivered pursuant to Section 4.03(a) hereof and agreed to by the Buyer pursuant to Section 4.04 hereof and (B) the date on which
(i) the Buyer redeploys any funds committed to fund such Purchase Price or Net Investment increase at a rate of return greater than or equal to the Cost of Funds, or (ii) such commercial paper notes or short-term promissory notes become due and payable, as the case may be. The Buyer shall notify the Seller of the amount determined by the Buyer (which determination shall be conclusive and binding absent manifest error) to be necessary to compensate the Buyer for such loss, cost or expense. Such amount shall be due and payable by the Seller to the Buyer ten (10) Business Days after such notice is given.

         (c) The Buyer's Participation Interest shall be evidenced by a Certificate of Participation, and each increase or decrease in the Net Investment shall be evidenced by an entry on the grid annexed thereto.

         4.02. CONDITIONS PRECEDENT TO THE FIRST PURCHASE. The obligation of the Buyer to purchase the Participation Interest from the Seller on the Closing Date shall be subject to the satisfaction of the conditions set forth in Section 4.03 hereof and the following further conditions, unless waived by the Buyer:

         (a) CORPORATE STANDING. The Buyer shall have received from the Seller (i) a certificate, dated a recent date relative to the Closing Date as determined by the Buyer, of the Secretary of State or other similar official as to its good standing under the Laws of its jurisdiction of incorporation, and
(ii) certificates, dated a recent date relative to the Closing Date as determined by the Buyer, of the Secretary of State or other similar official of each jurisdiction in which it conducts business or owns substantial properties and where the failure to qualify as a foreign corporation would have a material adverse effect on its business, operations, properties or financial condition, as to its good standing under the the Laws of such jurisdictions.

         (b)  OPINIONS OF COUNSEL; ACCOUNTANTS' LETTER.  The
Buyer shall have received from the Seller:

         (i) a favorable written opinion of Shackleford, Farrior, Stallings & Evans, P.A., counsel for the Seller, dated the Closing Date, in substantially the form attached hereto as Exhibit D, and of Vinson & Elkins L.L.P, special Texas counsel to the Seller, in form and substance satisfactory to the Buyer; and

        (ii) a letter from KPMG Peat Marwick, independent certified public accountants for the Seller, dated the Closing Date, in substantially the form attached hereto as Exhibit E.

         (c) FINANCING STATEMENTS, ETC. The Buyer shall have received executed copies, and (where applicable) evidence satisfactory to it of the completion, of all recordings, registrations, filings and notices as may be necessary or, in the opinion of the Buyer, desirable to evidence or perfect the ownership interests to be acquired by the Buyer hereunder, including, without limitation:

         (i) (x) proper financing statements on Form UCC-1 to be filed within 5 Business Days after the Closing Date, naming Mellon Bank as the assignor and the Seller as the assignee with respect to Mellon Bank's existing participation interest in the Receivables, proper financing statement amendments on Form UCC-3 to be filed within 5 Business Days after the Closing Date, reflecting the termination of Mellon Bank's existing participation interest in the Receivables, proper Financing Statements on Form UCC-1 to be filed within 5 Business Days after the Closing Date, naming Holdings as the assignor and the Seller as the assignee with respect to Holdings' interest, if any, in the Receivables, and proper financing statements on Form UCC-1 to be filed within 5 Business Days after the Closing Date, naming the Seller as the assignor and the Buyer as the assignee, (y) copies certified by a Responsible Officer of the Seller of the forms of all Notices of Assignment to be sent to Notification Obligors within 5 Business Days after the Closing Date and a list of the names and addresses of all Notification Obligors and (z) such other similar instruments or documents as may be necessary or, in the opinion of the Buyer, advisable under the Uniform Commercial Code or any comparable law of all appropriate jurisdictions to evidence or perfect the Buyer's Participation Interest;

        (ii) evidence of searches satisfactory to the Buyer listing all effective financing statements which name the Seller as debtor and/or assignor in the jurisdictions in which filings are made pursuant to subsection (i) above, together with copies of such financing statements, none of which shall cover any Purchased Receivables or the related Contracts; and

       (iii) any other document required by the terms of the related Contracts.

         (d) CERTIFICATE OF PARTICIPATION. The Buyer shall have received on or prior to the Closing Date a Certificate of Participation executed on behalf of the Seller by a Responsible
Officer.

         (e) LOCKBOX AGREEMENTS. The Buyer shall have received on or prior to the Closing Date duly executed copies of Lockbox
Servicing Agreements with each of one or more Permitted Lockbox
Banks.

         (f) ARRANGEMENT FEE. The Seller shall have paid to the Referral Agent the arrangement fee required to be paid pursuant to Section 2.05 in the amount set forth in a separate letter agreement among the Seller, the Buyer and the Referral Agent.

         (g) PURCHASE NOTICE. The Buyer shall have received from the Seller, no less than four (4) Business Days prior to the Closing Date, a notice in substantially the form of Exhibit J (the "Purchase Notice"), together with such written documentation of the procedures utilized and calculations made in connection with the preparation of such Purchase Notice as the Buyer may request.

         (h) RESPONSIBLE OFFICER CERTIFICATE. The Buyer shall have received a certificate of a Responsible Officer of the Seller dated the Closing Date in substantially the form attached hereto as Exhibit C, and as to such other matters incident to the transactions contemplated by the Purchase Documents as the Buyer may reasonably request, in form and substance satisfactory to the Buyer.

         (i) CONSENT OF THE CREDIT BANKS. The Buyer shall have received evidence satisfactory to the Buyer that the "Required Lenders" as such term is defined in the Credit Agreement dated as of June 14, 1993, as amended and restated as of August 3, 1994, among the Seller, the lenders named therein, Chemical Bank and NationsBank of Florida, N.A, (the "Eckerd Credit Agreement") have consented to this Agreement and the transactions contemplated hereby.

         (j) HOLDINGS CONSENT. The Buyer shall have received on or prior to the Closing Date the Consent and Acknowledgment duly executed by Holdings.

         4.03. CONDITIONS PRECEDENT TO EACH PURCHASE AND REINVESTMENT. The obligation of the Buyer to purchase the Participation Interest from the Seller on the Closing Date, to make a Reinvestment on any date or to increase the Net Investment in the Receivables Pool on any Settlement Date is subject to the performance by the Seller of its obligations hereunder on or before the Closing Date, such date on which a Reinvestment will be made or Settlement Date and to the satisfaction of the following further conditions:

         (a) DETAILS, PROCEEDINGS AND DOCUMENTS. All legal details and proceedings in connection with the transactions contemplated by the Purchase Documents or the Receivables to be included in the Receivables Pool on the Closing Date or date of such Reinvestment or Settlement Date shall be in form and substance satisfactory to the Buyer, and the Buyer shall have received all such originals or certified copies or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Buyer.

         (b) REPRESENTATIONS AND WARRANTIES. On and as of such date (i) the representations and warranties of the Seller contained in Article VIII hereof shall be true and correct with the same force and effect as though made on and as of the Closing Date or date of Reinvestment or Settlement Date (except to the extent that such representations and warranties relate solely to an earlier date), (ii) the Seller shall be in compliance with the covenants contained in Article IX hereof, and (iii) no Termination Event or Potential Termination Event shall occur as a result of the purchase and sale of the Participation Interest in the Receivables Pool on the Closing Date or as a result of such Reinvestment or such increase in the Net Investment, or shall have occurred and be continuing or shall exist on the Closing Date or date of Reinvestment or Settlement Date.

         (c) ACKNOWLEDGMENT OF SERVICER. If there is a Servicer other than the Seller or the Buyer, the Buyer shall have received a copy of the Servicing Agreement together with an acknowledgment from the Servicer affirming that the Servicing Agreement is in full force and effect.

         4.04. PURCHASE PRICE. Subject to the terms and conditions hereof, and relying upon the representations and warranties set forth herein, on the Closing Date and on each Settlement Date on which the Net Investment is increased, the Buyer shall purchase the Participation Interest in the Receivables Pool described in the Purchase Notice delivered by the Seller to the Buyer and agreed upon by the Buyer or increase the Net Investment as indicated in the related Settlement Statement, as the case may be. On the Closing Date or such Settlement Date, as the case may be, the Buyer shall make available to the Seller at its Office, or such other place as the Seller has notified the Buyer, the Purchase Price therefor or such increase in the Net Investment, as the case may be.

         4.05.  SALE WITHOUT RECOURSE.

         (a) The sale of the Participation Interest hereunder shall, subject to Section 5.06 hereof, be made without recourse to the Seller with respect to any loss arising from Defaulted Receivables, PROVIDED that nothing contained herein shall limit the rights of the Buyer provided in Articles V, VI, VII and XI hereof.
         (b) This Agreement also constitutes a security agreement under the UCC. The Seller hereby grants to the Buyer on the terms and conditions of this Agreement a first priority security interest in and against all of the Seller's right, title and interest in and to the entire amount of the Purchased Receivables and the proceeds thereof for the purposes of securing the rights of the Buyer under this Agreement.

         4.06. NON-ASSUMPTION BY THE BUYER OF OBLIGATIONS. No obligation or liability of the Seller to any Obligor under any Purchased Receivable or Contract shall be assumed by the Buyer hereunder or under the Certificate of Participation, and any such assumption is hereby expressly disclaimed. The Buyer shall be indemnified by the Seller in accordance with Section 11.04 hereof in respect of any losses, claims, damages, liabilities, costs or expenses arising out of or incurred in connection with any Obligor's assertion of such obligation or liability against the Buyer.

         4.07.  CHARACTER OF RECEIVABLES ADDED TO RECEIVABLES
POOLS. All Receivables of the Seller shall be included in the Receivables Pool immediately upon creation thereof. All
Receivables shall comprise only one Receivables Pool.

                            ARTICLE V

                    SETTLEMENTS; ADJUSTMENTS

         5.01. SETTLEMENT STATEMENTS. The Seller shall submit to the Buyer not less than two (2) Business Days' prior to each Settlement Date, a Settlement Statement signed by a Responsible Officer of the Seller dated such Settlement Date and including information in respect of the Receivables Pool as of the last day of the immediately preceding Accounting Period. The execution and delivery of any Settlement Statement shall constitute a representation and warranty by the Seller that the information contained therein is true and correct as of the date thereof. Such Settlement Statement shall be accompanied by such other information as the Buyer may reasonably request. The Net Investment shall be recalculated on each such Settlement Statement. If the Net Investment is to be increased on such Settlement Date, as reflected on such Settlement Statement, the Buyer shall make available to the Seller at its Office, or such other place as the Seller has notified to the Buyer, on such Settlement Date, the amount of such increase in the Net Investment, PROVIDED that such increase in the Net Investment shall not cause the Net Investment to exceed the Maximum Net Investment then in effect. If the Net Investment is to be decreased on such Settlement Date, as reflected on such Settlement Statement, the Seller shall make available to the Buyer at the Buyer's Office, or such other place as the Buyer has notified the Seller, on such Settlement Date, the amount of such decrease in the Net Investment, unless otherwise paid to the Buyer pursuant to Section 5.03(d).

         5.02. RECEIVABLES STATUS. Upon ten (10) Business Days' notice from the Buyer, the Seller will furnish or cause to be furnished to the Buyer a written report, signed by a Responsible Officer of the Seller, containing such information as the Buyer may reasonably request (in such form as the Buyer may reasonably request), which shall include, without limitation, (a) the Account Balances of the related Contracts for all Purchased Receivables, together with all Collections, Dilution Factors, and other adjustments to such Receivables since the date of the last written report furnished to the Buyer, and an aging of all Contracts as of a date no later than the date of such notice; and
(b) an analysis and explanation of significant variances, if any, between actual Collections of Purchased Receivables during such Settlement Period and historical collections experience.

         5.03.  NON-LIQUIDATION SETTLEMENTS.

         (a) DAILY SETTLEMENTS. On each day (other than a Liquidation Day) with regard to each Settlement Period, the Buyer shall be allocated an amount of Collections equal to the product of (i) the Buyer's Allocation, expressed as a decimal, and
(ii) Collections, if any, with respect to the Purchased Receivables on such day. The Servicer shall hold in trust for the benefit of the Buyer out of such amount in respect of such Buyer's Allocation an amount equal to the Settlement Period Amount accrued through such day and not previously so held (whether or not accrued during the current Settlement Period), and (following such allocation) shall hold for its own account an amount, if available, equal to the Servicer's Compensation accrued through such day for the Participation Interest and not previously so held, and (following such allocation) shall hold for the account of the Buyer an amount, if available, equal to the Purchase Availability Fee accrued through such day and not previously so held. The remainder of such amount (the "Remainder") in respect of such Buyer's Allocation shall, subject to the final sentence of Section 5.03(d), be applied to reduce the Net Investment. After such reduction, and subject to the terms and conditions of this Agreement, the Servicer shall make a Reinvestment in the Receivables Pool in the amount of the Remainder, subject to Sections 2.01 and 4.03 hereof, and after giving effect to any allocation of new Receivables to the Receivables Pool, thereby increasing the Net Investment to the extent of such Reinvestment. Any portion of the Remainder not applied to a Reinvestment shall be held by the Servicer in accordance with subsection (d) below. The Remainder, or any portion thereof, which is applied to a Reinvestment, and any amount of Collections which were not allocated to the Buyer pursuant to the first sentence of this Section 5.03(a), shall be remitted by the Servicer to the Seller. Notwithstanding the foregoing, in the event that at the end of any Settlement Period the amounts held in trust for the benefit of the Buyer pursuant to the second sentence of this Section 5.03(a) and not previously paid to the Buyer are less than the accrued and unpaid Settlement Period Amount for such Settlement Period, then any amount which had been deemed to be a Remainder during such Settlement Period up to the amount of such deficit in the amount available to pay the Settlement Period Amount) shall be retroactively deemed to have been held in trust for the benefit of the Buyer pursuant to the second sentence of this Section 5.03(a) and such amount shall, if applied to a Reinvestment, be returned by the Seller to the Servicer.

         (b) SETTLEMENT DATES. On each Settlement Date (other than a Settlement Date with respect to a Settlement Period during which a Liquidation Day occurs), the Servicer shall pay to the Buyer and the Servicer the amounts held in trust for the benefit of the Buyer and the Servicer, respectively, pursuant to subsection (a) above and not previously paid to the Buyer and the Servicer, respectively.
         (c) DEEMED COLLECTIONS. If on any day the Account Balance of a Purchased Receivable is reduced as a result of any Dilution Factor with respect to such Purchased Receivable, the Seller shall be deemed to have received on such day a Collection of Purchased Receivables in the amount of such reduction. If on any day any of the representations and warranties of the Seller set forth in Section 8.02(b), (c) or (d) is no longer true or was not true when made with respect to such Purchased Receivable, or if any of the representations and warranties of the Seller set forth in Section 8.02(a) or (e) was not true when made, the Seller shall be deemed to have received on such day a Collection of such Purchased Receivable in full.

         (d) UNREINVESTED COLLECTIONS. Collections that are allocated to the Buyer in accordance with the first sentence of
Section 5.03(a) and which constitute the Remainder, but which may not be immediately applied to Reinvestments for any reason, shall be so reinvested as soon as practicable without violating any provisions of this Agreement. To the extent and so long as such Collections may not be so reinvested, the Servicer shall hold such Collections in accordance with Section 5.07 hereof and shall pay such Collections to the Buyer on the Settlement Date for the Settlement Period in which such Collections are accumulated in accordance with Section 5.03(b), and the Net Investment shall be reduced in the amount paid to the Buyer only when in fact so paid.

         (e) MANDATORY PAYMENT. Notwithstanding anything to the contrary contained herein, if, on any Settlement Date prior to the occurrence of a Liquidation Day (after giving effect to all payments required to be made by the Seller or the Servicer to the Buyer pursuant to this Section 5.03 and any increase in the Net Investment effected on such day), the Buyer's Allocation shall exceed one hundred percent (100%), the Seller shall make a payment of an amount in immediately available funds to the Buyer as a reduction of the Net Investment such that, after giving effect to such payment, the Buyer's Allocation is equal to or less than one hundred percent (100%).

         5.04. LIQUIDATION SETTLEMENTS. Notwithstanding the provisions of Sections 5.03(a) and (b) hereof, on each Liquidation Day with regard to each Settlement Period, the Servicer shall set aside and deposit within two (2) Business Days of receipt thereof into a bank account under the control of the Collateral Agent, an amount equal to the product of (i) the Buyer's Allocation, and (ii) Collections in respect of the Purchased Receivables for such Liquidation Day. The Collections allocated to the Buyer pursuant to this section shall be allocated on a daily basis (i) first, to the payment of any Settlement Period Amount accrued and owing to the Buyer,
(ii) second, subject to Section 6.06(e), to the payment of any Servicer's Compensation accrued and owing to the Servicer, (iii) third, to make payment in respect of the Net Investment,
(iv) fourth, to make payment in respect of any Purchase Availability Fee accrued and owing to the Buyer, and (v) fifth, to the payment of any other amount accrued and owing to the Buyer under this Agreement. Any amount of such Collections which were not allocated to the Buyer pursuant to the preceding sentence of this Section 5.04 on such Liquidation Day shall be remitted by the Servicer to the Seller.

         5.05.  ALLOCATION OF COLLECTIONS.

         (a) Except as required by Law or the underlying Contract, if any Obligor is obligated under one or more Purchased Receivables and also under one or more Contracts not constituting Purchased Receivables, then any payment received from or on behalf of such Obligor shall be applied (a) to a specific Contract if the Obligor designates such payment to be so applied, or (b) to the Purchased Receivables in the order in which payments are due thereunder if the application of such payment is not so designated.

         (b) Notwithstanding any other provision of this Agreement, the Buyer is not entitled to receive any portion of Collections once the Net Investment is reduced to zero and the Seller has no remaining payment obligations to the Buyer under this Agreement.

         5.06.  DEFERRED PURCHASE PRICE.

         (a) On the Closing Date, the Deferred Purchase Price shall be an amount equal to the sum of (i) the Credit Loss Reserve anticipated by the Buyer for the initial Settlement Period, plus (ii) the Settlement Period Reserve anticipated by the Buyer for the initial Settlement Period, plus (iii) the Servicer's Compensation Reserve anticipated by the Buyer for the initial Settlement Period.

         (b) In each Settlement Statement, the Servicer shall calculate the Deferred Purchase Price which shall be an amount equal to the sum of (i) the Credit Loss Reserve for the related Settlement Period, plus (ii) the Settlement Period Reserve for such Settlement Period, plus (iii) the Servicer's Compensation Reserve for such Settlement Period.

         5.07. TREATMENT OF COLLECTIONS AND DEEMED COLLECTIONS. Any Collections deemed to be received pursuant to this Agreement shall be paid by the Seller to the Servicer in same day funds on the date of such deemed receipt. The Servicer shall hold or distribute all Collections deemed received pursuant to Sections 5.03 and 6.04 hereof to the same extent as if such Collections had actually been received. All Collections actually received by the Seller on any Liquidation Day which are not directly received in a Permitted Lockbox shall be transferred to a Lockbox Account (in the case of Non-Medicaid Receivables) or a Medicaid Collection Account (in the case of Medicaid Receivables) not later than two Business Days after such receipt. So long as the Servicer shall hold any Collections or deemed Collections required to be paid to the Buyer, it shall hold such Collections in trust and separate and apart from its own funds and shall clearly mark its records to reflect such trust.

                           ARTICLE VI

                    PROTECTION OF THE BUYER;
                 ADMINISTRATION AND COLLECTIONS

         6.01. MAINTENANCE OF INFORMATION AND COMPUTER RECORDS. The Seller will, or will cause the Servicer to, hold in trust and keep safely for the Buyer all evidence of the Buyer's right, title and interest in the Receivables Pool. The Seller will, or will cause the Servicer to, on or prior to the Closing Date, and with respect to all Receivables that are added to the Receivables Pool after the Closing Date, on each respective date such Receivables are added, place an appropriate code or notation in its Records in a manner mutually agreed upon by the Buyer and the Seller to indicate those Receivables which are or which will be included in the Receivables Pool.

         6.02.  PROTECTION OF THE INTERESTS OF THE BUYER.

         (a) The Seller will, or will cause the Servicer to, from time to time, do and perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statements, continuation statements, Certificates of Participation and notices of Certificates of Participation relating to the Participation Interest for filing under the provisions of the Uniform Commercial Code of any applicable jurisdiction, the execution, amendment or supplementation of any instrument of transfer, and the making of notations on the Records of the Seller) as may be requested by the Buyer in order to effect the purposes of this Agreement and the sale of the Participation Interest hereunder and to perfect the Buyer's right, title and interest in the Receivables Pool and all Collections with respect thereto against all Persons whomsoever.

         (b) To the fullest extent permitted by applicable Law, the Seller hereby irrevocably grants to the Buyer and the Referral Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to sign and file in the name of the Seller, or in its own name, financing statements and continuation statements and amendments thereto with respect to the Buyer's Participation Interest in the Purchased Receivables.

         (c) At any reasonable time and from time to time at the Buyer's reasonable request upon notice to the Seller or the Servicer, the Seller or the Servicer, as the case may be, shall permit such Person as the Buyer may designate to conduct audits or visit and inspect any of the properties of the Seller or the Servicer, as the case may be, to examine the Records, internal controls and procedures maintained by the Seller or Servicer, as the case may be, and take copies and extracts therefrom, and to discuss the Seller's or the Servicer's, as the case may be, affairs with its officers, employees and independent accountants. The Seller or the Servicer, as the case may be, hereby authorizes such officers, employees and independent accountants to discuss with the Buyer the affairs of the Seller or the Servicer, as the case may be. The Seller shall reimburse the Buyer for all reasonable fees, costs and expenses incurred by or on behalf of the Buyer in connection with the foregoing actions promptly upon receipt of a written invoice therefor.

         (d) The Buyer shall have the right to do all such acts and things as it may deem necessary to protect its interests, including, without limitation, confirmation and verification of Purchased Receivables.

         6.03. MAINTENANCE OF THE LOCATION OF WRITINGS AND RECORDS. The Seller will at all times until completion of a Complete Servicing Transfer keep or cause to be kept at its Chief Executive Office or at an office of the Servicer designated in advance to the Buyer, separate and apart from all other Records, each writing or Record which evidences, and which is necessary or desirable to establish or protect, including such books of account and other Records as will enable the Buyer or its designee to determine at any time the status of, the Participation Interest of the Buyer in each Purchased Receivable; PROVIDED that any Records may be stored at other locations to the extent temporary location elsewhere is necessary in connection with litigation, repossession, other collection activities or other usual business purposes. The Seller shall at its own expense prepare and maintain its Records in a format which is mutually agreed upon by the Buyer and the Seller, which format cannot be changed by the Seller without the prior written consent of the Buyer.

         6.04. INFORMATION. The Seller will, or will cause the Servicer to, furnish to the Buyer such additional information with respect to the Purchased Receivables (including but not limited to the Seller's Normal Credit Policies, and the Seller's credit policy manual, if any) as the Buyer may reasonably request. The Seller will also furnish to the Buyer all modifications, adjustments or supplements to the Seller's credit policy manual as in effect on the date hereof; PROVIDED, HOWEVER, that the Seller shall not, without the Buyer's prior written consent, alter its credit, enforcement and other policies as in effect from time to time if the effect of any alteration thereof would be to materially adversely affect the collectibility of the Purchased Receivables. If any such alteration made without the Buyer's consent is later determined by the Buyer to have had a material adverse effect on the collectibility of Purchased Receivables, then the Seller shall promptly revise such policies in order to prevent any such material adverse effect from occurring thereafter, and the Purchased Receivables that, in the sole judgment of the Buyer, became uncollectible due to such change shall be deemed collected and shall be treated as deemed Collections pursuant to Section 5.07 hereof.

         6.05. PERFORMANCE OF UNDERTAKINGS UNDER THE PURCHASED RECEIVABLES; INDEMNIFICATION. The Seller will at all times observe and perform, or cause to be observed and performed, all obligations and undertakings to the Obligors arising in connection with each Purchased Receivable or related Contract and will not take any action or cause any action to be taken to impair the rights of the Buyer to its Participation Interest in the Purchased Receivables. The Buyer shall be indemnified by the Seller in accordance with Section 11.04 hereof in respect of any losses, claims, damages, liabilities, costs or expenses incurred or arising out of any action taken or caused to be taken by the Seller which impairs the Buyer's rights to its Participation Interest in the Purchased Receivables.

         6.06.  ADMINISTRATION AND COLLECTIONS;
INDEMNIFICATION.

         (a) GENERAL. Until a Complete Servicing Transfer shall have occurred, the Seller will be the Servicer and will be responsible for the administration, servicing and collection of the Purchased Receivables; PROVIDED, HOWEVER, that upon written approval by the Buyer such duties may be delegated by the Seller to any of its Affiliates or a third party (without impairment of the Seller's obligations as Servicer). If and to the extent that the Seller or any of its Affiliates or any such third party is performing such functions, the Seller agrees to exercise or cause such Affiliate or third party to exercise the same degree of skill and care and apply the same standards, policies, procedures and diligence that it applies to the performance of the same functions with respect to accounts owned by the Seller.

         (b) ADMINISTRATION. The Servicer shall, to the maximum extent permitted by Law, have the power and authority, on behalf of the Buyer as part of the Servicer's administrative and servicing obligations hereunder, to take such action in respect of any such Purchased Receivable as the Servicer may deem advisable, including the resale of any repossessed, returned or rejected goods; PROVIDED, HOWEVER, that the Servicer may not under any circumstances compromise, rescind, cancel, adjust or modify (including by extension of time for payment or granting any discounts, allowances or credits) the Account Balance of the related Contract for any Purchased Receivable, except in accordance with the Seller's Normal Credit Policies or otherwise with the Buyer's prior written consent.

         (c) ENFORCEMENT PROCEEDINGS. In the event of a default under any Purchased Receivable before a Termination Event, the Servicer shall, at the Seller's expense, to the maximum extent permitted by Law, have the power and authority, on behalf of the Buyer as part of the Servicer's administrative and servicing obligations hereunder, to take any action in respect of any such Purchased Receivable as the Servicer may deem advisable; PROVIDED, HOWEVER, that the Servicer or the Seller, as the case may be, shall take no enforcement action (judicial or otherwise) with respect to such Purchased Receivable, except in accordance with the Seller's Normal Credit Policies or otherwise with the written consent of the Buyer. The Servicer or the Seller, as the case may be, will apply or will cause to be applied at all times before a Termination Event the same standards and follow the same procedures with respect to deciding to commence, and in prosecuting, litigation on such Purchased Receivables as is applied and followed with respect to like accounts not owned by the Buyer. In no event shall the Servicer or the Seller, as the case may be, be entitled to make or authorize any Person to make the Buyer a party to any litigation without the Buyer's express prior written consent.

         (D) OBLIGATIONS OF THE BUYER. The Buyer may, but shall have no obligation to, take any action or commence any proceeding to realize upon any Purchased Receivable, other than with respect to a Medicaid Receivable. At such time as the Servicer or the Seller, as the case may be, has any obligation to pursue the collection of Purchased Receivables and the Buyer possesses any documents necessary therefor, the Buyer agrees to furnish such documents to the Servicer or the Seller, as the case may be, to the extent and for the period necessary for the Servicer or the Seller, as the case may be, to comply with its obligations hereunder.

         (e) SERVICER'S COMPENSATION. The Servicer's Compensation for performing its responsibility as the servicer with respect to any Purchased Receivables on any day shall be equal to the quotient of (A) the product of (1) one-half of one percent (.50%), and (2) the Account Balances of Purchased Receivables on such day, divided by (B) 360. Subject to
Section 6.07(a), the Servicer's Compensation shall be retained by the Servicer in accordance with Section 5.03 hereof or paid to the Servicer by the Buyer in the event Collections are applied in accordance with Section 5.04 hereof; PROVIDED, HOWEVER, that if the Seller or an Affiliate of the Seller is the Servicer, the Servicer's Compensation shall not be paid on or after any day on which a Termination Event shall have occurred and be continuing.

         (f) INDEMNITY. The Buyer shall be indemnified in accordance with Section 11.04 hereof in respect of any losses, claims, damages, liabilities, costs or expenses incurred or arising out of any action taken or caused to be taken by the Servicer under this Section 6.06.

         (g) COLLECTIONS. If, at any time, the Servicer receives any Collections in respect of Non-Medicaid Receivables, the Servicer shall hold such Collections for the benefit of the Buyer and shall not commingle any such amounts with any other funds or property held by the Servicer other than Collections in respect of Non-Medicaid Receivables, and the Servicer shall cause such Collections to be promptly deposited into a Lockbox Account. If, at any time, the Servicer receives any Collections in respect of Medicaid Receivables, the Servicer shall promptly cause such Collections to be deposited into a Medicaid Collection Account, and shall cause such Collections to be swept on a daily basis into a Lockbox Account. Nothing in this Section 6.06(g) shall affect the obligations of the Seller or the Servicer to apply all Collections received by the Seller or the Servicer pursuant to Section 5.03 or 5.04 hereof.

         6.07.  COMPLETE SERVICING TRANSFER.

         (a) GENERAL. If at any time a Termination Event shall have occurred and be continuing, the Buyer may by notice in writing to the Seller, terminate the Seller's capacity as Servicer in respect of the Purchased Receivables (other than with respect to the Medicaid Receivables) (such termination referred to herein as a "Complete Servicing Transfer"), notify Obligors of its interest in the Purchased Receivables (other than Obligors in respect of the Medicaid Receivables), take control of each Permitted Lockbox in respect of Non-Medicaid Receivables and each Lockbox Account, and exercise all other incidences of ownership in the Purchased Receivables (other than with respect to the Medicaid Receivables). After a Complete Servicing Transfer, the Buyer may administer, service and collect the Purchased Receivables (other than with respect to the Medicaid Receivables) itself, and in such event may retain the Servicer's Compensation for its own account, in any manner it sees fit, including, without limitation, by compromise, extension or settlement of such Purchased Receivables (other than with respect to the Medicaid Receivables). Alternatively, the Buyer may engage Mellon Bank or unaffiliated contractors to perform all or any part of the administration, servicing and collection of the Purchased Receivables (other than with respect to the Medicaid Receivables) and pay to Mellon Bank or such contractors all or a portion of the Servicer's Compensation in consideration thereof.

         (b) TRANSITION. The Seller, within ten (10) Business Days after receiving a notice pursuant to Section 6.07(a) hereof, shall, at the Seller's own cost and expense, deliver to the Buyer or its designated agent (i) a schedule of the Purchased Receivables indicating as to each such Purchased Receivable information as to the related Obligor, the Account Balance as of such date of the related Contract and the location of the evidences of such Purchased Receivable and related Contract, together with such other information as the Buyer may reasonably request and (ii) all evidence of such Purchased Receivables and related Contracts and such other Records related thereto (including, without limitation, true copies of any computer tapes and data in computer memories) as the Buyer may reasonably deem necessary to enable it to protect and enforce its rights to, or its position as owner of, the Participation Interest therein. After any such delivery, the Seller will not hold or retain any executed counterpart or any document evidencing such Purchased Receivables or related Contracts without clearly marking the same to indicate conspicuously that the same is not the original and that transfer thereof does not transfer any rights against the related Obligor or any other Person.

         (c) COLLECTIONS. If at any time there shall be a Complete Servicing Transfer, the Seller will cause to be transmitted and delivered directly to the Buyer or its designated agent, for the Buyer's own account, forthwith upon receipt and in the exact form received, all Collections (properly endorsed, where required, so that such items may be collected by the Buyer) on account of the Participation Interest in the Purchased Receivables. All such Collections consisting of cash shall not be commingled with other items or monies of the Seller for a period longer than the lesser of (i) two (2) Business Days or
(ii) the number of days specified in Section 9-306(4)(d) of the Uniform Commercial Code as in effect in the jurisdiction whose Laws govern the rights of the Buyer in and to any such Collections. If the Buyer or its designated agent receives items or monies that are not payments on account of the Participation Interest, such items or monies shall be delivered promptly to the Seller after being so identified by the Buyer or its designated agent. The Seller hereby irrevocably grants the Buyer or its designated agent, if any, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps with respect to any Purchased Receivable (other than with respect to the Medicaid Receivables) which the Buyer, in its sole discretion, may deem necessary or advisable to negotiate or otherwise realize on any right of any kind held or owned by the Seller or transmitted to or received by the Buyer or its designated agent (whether or not from the Seller or any Obligor) in connection with the Participation Interest in the Purchased Receivables (other than in connection with the Participation Interest in the Medicaid Receivables). The Buyer will provide such periodic accountings and other information related to disposition of funds so collected as the Seller may reasonably request.

         (d) COLLECTION AND ADMINISTRATION AT EXPENSE OF SELLER. The Seller agrees that, in the event of a Complete Servicing Transfer, it will reimburse the Buyer or the Referral Agent for all reasonable out-of-pocket expenses (including, without limitation, attorneys' and accountants' and other third parties' fees and expenses, expenses incurred by the Referral Agent's credit recovery group (or any successor), expenses of litigation or preparation therefor, and expenses of audits and visits to the offices of either Seller) incurred by the Buyer or the Referral Agent in connection with and following the transfer of functions following a Complete Servicing Transfer.

         (e) PAYMENTS BY OBLIGORS. At any time, and from time to time following a Complete Servicing Transfer, or if a Termination Event or Potential Termination Event shall have occurred and be continuing, the Seller shall permit such Persons as the Buyer may designate to open and inspect all mail received by the Seller at any of its offices, and to remove therefrom any and all Collections or other correspondence from Obligors or the Servicer in respect of Purchased Receivables. All Collections received by the Buyer shall be applied in accordance with
Section 5.05 hereof. The Buyer shall be entitled to notify the Obligors of Purchased Receivables (other than Obligors in respect of Medicaid Receivables) to make payments directly to the Buyer of amounts due thereunder at any time and from time to time following the occurrence of (i) a Termination Event, (ii) a Complete Servicing Transfer, or (iii) a violation by the Seller of the provisions of Section 6.08 hereof.

         6.08. LOCKBOXES. The Seller hereby agrees (i) to cause all Collections which may be sent by mail as payment on account of Purchased Receivables to be mailed by Obligors to Permitted Lockboxes and to be promptly deposited into a Lockbox Account (in the case of Non-Medicaid Receivables) or into a Medicaid Collection Account (in the case of Medicaid Receivables); (ii) to cause all Collections which are deposited in a Medicaid Collection Account to be swept on a daily basis into a Lockbox Account; (iii) to make or cause the Servicer to make the necessary bookkeeping entries to reflect such Collections on the Records pertaining to such Purchased Receivables; (iv) to apply or cause the Servicer to apply all such Collections as provided in this Agreement; and (v) not to amend or modify any term, with respect to the disposition of such Collections or any other amounts received by the Seller or the Servicer or any Permitted Lockbox Bank, of this Agreement, any Lockbox Servicing Agreement or any other agreement (including instructions with respect thereto) without the prior written consent of the Buyer to such amendment or modification. Notwithstanding any other provision hereof, Collections in respect of Medicaid Receivables and Non-Medicaid Receivables shall be payable into separate Permitted Lockboxes.

                           ARTICLE VII

                      REPURCHASES BY SELLER

         7.01. REPURCHASES. If on the last day of a Settlement Period the Net Investment shall be equal to or less than five percent (5%) of the greatest amount of the Net Investment at any time prior to such last day, the Seller shall be entitled on such last day to repurchase the Participation Interest from the Buyer upon at least ten Business Days' prior written notice to the Buyer.

         7.02. REPURCHASE PRICE. In the case of a repurchase pursuant to Section 7.01 hereof, the Seller shall, on the date of such repurchase, pay to the Buyer, as the repurchase price thereof, an amount equal to the sum of (i) the Net Investment as of such date, plus (ii) the Settlement Period Amount accrued and owing as of such date, plus (iii) if the Servicer is not the Seller, the Servicer's Compensation accrued and owing as of such date, plus (iv) all other amounts due to the Buyer hereunder, plus (v) any loss, cost or expense incurred by the Buyer as the result of the repayment of the Net Investment prior to the maturity date of any (a) loans made to the Buyer by third parties or (b) commercial paper notes or short-term promissory notes issued by the Buyer, in each case for the purpose of maintaining the Participation Interest.

         7.03. REASSIGNMENT OF REPURCHASED RECEIVABLES. Upon receipt of the purchase price of the Participation Interest pursuant to Section 7.02 hereof, the Buyer shall reassign to the Seller the Buyer's Participation Interest in such Purchased Receivables, without recourse, representation or warranty (except for the warranty that upon the reassignment to the Seller of the Buyer's Participation Interest in such Purchased Receivables, no Lien created by the Buyer will affect the Purchased Receivables), by an assignment acceptable to the Buyer and the Seller.

         7.04. OBLIGATIONS NOT AFFECTED. The obligations of the Seller to the Buyer under this Article VII shall not be affected by any invalidity, illegality or irregularity of any Purchased Receivable, the related Contract or the sale thereof, except and to the extent that any such invalidity, illegality or irregularity is caused solely by the gross negligence or willful misconduct of the Buyer.

                          ARTICLE VIII

                 REPRESENTATIONS AND WARRANTIES

         8.01. GENERAL REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller, in addition to its other representations and warranties contained herein or made pursuant hereto, hereby represents and warrants to the Buyer with respect to itself, on and as of the date hereof and on and as of the Closing Date, each Settlement Date and each date on which a Reinvestment is made, that:

         (a) ORGANIZATION AND QUALIFICATION. The Seller is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Seller is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership of its properties or the nature of its activities (including transactions giving rise to Receivables), or both, requires it to be so qualified or, if not so qualified, the failure to so qualify would not have a material adverse effect on its business, operations, properties or financial condition.

         (b) AUTHORIZATION. The Seller has the corporate power and authority to execute and deliver the Purchase Documents, to make the sales provided for herein, and to perform its obligations hereunder and thereunder.

         (c) EXECUTION AND BINDING EFFECT. Each of the Purchase Documents (except the Certificate of Participation) has been duly and validly executed and delivered by the Seller and (assuming the due and valid execution and delivery thereof by the Buyer), constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar Laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity. When duly executed and delivered by the Seller under the provisions hereof, the Certificate of Participation will constitute a legal, valid and binding assignment by the Seller enforceable in accordance with the terms thereof and hereof, which will vest absolutely and unconditionally in the Buyer a valid Participation Interest in the Purchased Receivables purported to be assigned thereby, subject to no Liens whatsoever. Upon the filing of the financing statements and the delivery of the Notices of Assignment required under Section 4.02(c)(i)(x) hereof, the Buyer's Participation Interest will be perfected under Article Nine of the Uniform Commercial Code and other applicable laws in all appropriate jurisdictions, prior to and enforceable against all creditors of and purchasers from the Seller and all other Persons whatsoever.

         (d) AUTHORIZATIONS AND FILINGS. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or, in the opinion of the Seller, advisable in connection with the execution and delivery of the Purchase Documents, the consummation of the transactions herein or therein contemplated or the performance of or the compliance with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof or thereof, or to ensure that the Buyer will have its Participation Interest in and to the Purchased Receivables perfected and prior to all other Liens (including competing ownership interests), other than (i) the filing of financing statements on Form UCC-1 and financing statement amendments on Form UCC-3 under the Uniform Commercial Code in the jurisdiction of the Seller's Chief Executive Office, Delaware and Texas, and
(ii) the delivery of the Notices of Assignment to the appropriate
Obligors.
         (e) ABSENCE OF CONFLICTS. Neither the execution and delivery of the Purchase Documents, nor the consummation of the transactions herein or therein contemplated, nor the performance of or the compliance with the terms and conditions hereof or thereof, will (i) violate any Law or (ii) conflict with or result in a breach of or a default under (A) the articles or certificate of incorporation or by-laws of the Seller, or (B) any agreement or instrument, including, without limitation, any and all indentures, debentures, loans or other agreements to which the Seller is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound which would have a material adverse effect on the financial position, business or operations of the Seller or result in rendering any indebtedness evidenced thereby due and payable prior to its maturity or result in the creation or imposition of any Lien pursuant to the terms of any such instrument or agreement upon any property (now owned or hereafter acquired) of the Seller.

         (f) LOCATION OF CHIEF EXECUTIVE OFFICE, ETC. As of the date hereof the Seller's Chief Executive Office is located at 8333 Bryan Dairy Road, Largo, Florida 34647. The Seller has only the Affiliates and operates only under the trade names identified in Exhibit F hereto, and has not changed its name, merged or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy) within the past ten (10) years, except as disclosed in Exhibit F hereto.

         (g) NO TERMINATION EVENT. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

         (h) ACCURATE AND COMPLETE DISCLOSURE. No information, whether written or oral, furnished by the Seller to the Buyer pursuant to or in connection with this Agreement or any transaction contemplated hereby is false or misleading in any material respect as of the date as of which such information was furnished (including by omission of material information necessary to make such information not misleading).

         (i) NO PROCEEDINGS. There are no proceedings or investigations pending, or threatened, before any court, official body, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of the Purchase Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by the Purchase Documents, or (C) seeking any determination or ruling that might materially and adversely affect (i) the performance by the Seller or the Servicer of its obligations under this Agreement, or
(ii) the validity or enforceability of the Purchase Documents or the Contracts, or Receivables representing in the aggregate one percent or more of the aggregate Account Balances of all Receivables.

         (j) BULK SALES ACT. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         (k) FINANCIAL CONDITIONS. (x) The consolidated balance sheets of the Seller and its consolidated subsidiaries as at January 29, 1994 and the related statements of income and shareholders' equity of the Seller and its consolidated subsidiaries for the fiscal year then ended, certified by KPMG Peat Marwick, independent accountants, copies of which have been furnished to the Buyer, fairly present the consolidated financial position of the Seller and its consolidated subsidiaries as at such date and the consolidated results of the operations of the Seller and its consolidated subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and
(y) since January 29, 1994, there has been no material adverse change in any such condition, business, business prospects or operations or in the Seller's ability to perform its obligations under this Agreement, except as described in Exhibit G.

         (l) LITIGATION. No injunction, decree or other decision has been issued or made by any court, government or agency or instrumentality thereof that prevents, and no threat by any Person has been made to attempt to obtain any such decision that would prevent, the Seller from conducting a significant part of its business operations, and there is no litigation, investigation or proceeding of the type referred to in
Section 9.01(j), except as described in Exhibit H.

         (m) MARGIN REGULATIONS. The use of all funds acquired by the Seller under this Agreement will not conflict with or contravene any of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as the same may from time to time be amended, supplemented or otherwise modified.

         8.02. REPRESENTATIONS AND WARRANTIES OF THE SELLER WITH RESPECT TO RECEIVABLES. By selling the Participation Interest to the Buyer (including by Reinvestment and by any increase in the Net Investment), the Seller represents and warrants to the Buyer as of the date of each such sale (in addition to its other representations and warranties contained herein or made pursuant hereto) that:

         (a) ACCOUNT BALANCES; PURCHASE NOTICE. The Account Balances of the related Contracts for the Purchased Receivables are the respective amounts therefor which will be set forth in the Purchase Notice or Settlement Statement, as the case may be, and all information set forth on such Purchase Notice or Settlement Statement, as the case may be, is true and correct as of the Closing Date or Settlement Date, respectively.

         (b) ASSIGNMENT. The Certificate of Participation vests in the Buyer all the right, title and interest of the Seller in and to the Purchased Receivables (to the extent of the Participation Interest), and constitutes a valid sale thereof, enforceable against all creditors of and purchasers from the Seller.

         (c) NO LIENS. This Agreement constitutes a "Permitted Receivables Purchase Agreement" as defined in the Eckerd Credit Agreement as the same may from time to time be further amended, supplemented or otherwise modified and in effect. Any Lien on any Receivable created pursuant to the terms of the Security Agreement shall cease when the Buyer acquires an undivided percentage ownership interest in such Receivable (which Receivable shall thereupon constitute a Purchased Receivable) in accordance with the terms of this Agreement. Each Purchased Receivable, together with the related Contract and all purchase orders and other agreements related to such Purchased Receivable, is and will be owned by the Seller free and clear of any Lien, except the Lien created hereby and by the TRIFCO Security Agreement, and when the Buyer acquires an undivided percentage ownership interest in such Purchased Receivable it shall have acquired an undivided percentage ownership interest to the extent of the Participation Interest in such Purchased Receivable and in the Collections with respect thereto free and clear of any Lien, except the Lien created hereby and by the TRIFCO Security Agreement. The Seller has not sold, pledged, assigned, transferred or subjected to a Lien any of the Purchased Receivables, other than the assignment of the Participation Interest therein to the Buyer in accordance with the terms of this Agreement.
         (d) ELIGIBLE RECEIVABLES. Each Receivable included in the Receivables Pool the Account Balance of which is reflected in the computation of the Buyer's Allocation is an Eligible Receivable.

         (e) NOTICE AND CONSENT PROCEDURES. The Seller will send or cause to be sent, within 5 Business Days after the Closing Date, a Notice of Assignment to each insurer, health maintenance organization or other similar third-party intermediary that is an Obligor on a Non-Medicaid Receivable (any such person, a "Notification Obligor") and will request that a Confirmation be delivered to the Seller by such Notification Obligor. A list of the Notification Obligors to whom such Notices of Assignment will be sent is attached hereto as Exhibit
L. The Seller agrees to use its best efforts to ensure that the Buyer promptly receives Confirmations in respect of all such Notices of Assignment. The Buyer shall have the right to elect, by notice in writing to the Seller, to instruct the Seller to compute the Buyer's Allocation by excluding from the amount of Eligible Receivables an amount equal to the amount of Eligible Receivables owed by any Notification Obligor that has a written contract or other written arrangement with the Seller which prohibits assignment of any rights of the Seller under such contract or arrangement without the consent of such Notification Obligor which has not returned a Confirmation relating to the Notice of Assignment received by it on or prior to the one hundred twentieth day after the Closing Date.

         (f) CONCENTRATION LIMIT. The Account Balances which are reflected in the computation of the Buyer's Allocation do not exceed the applicable Concentration Limit or the limit applicable in respect of PCS under Section 3.01(ii)(b)(2).


                           ARTICLE IX

                            COVENANTS

         9.01. AFFIRMATIVE COVENANTS OF THE SELLER. In addition to its other covenants contained herein or made pursuant hereto, the Seller covenants to the Buyer as follows:

         (a) NOTICE OF TERMINATION EVENT. Promptly upon becoming aware of any Termination Event or Potential Termination Event, the Seller shall give the Buyer notice thereof, together with a written statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Seller.

         (b) NOTICE OF MATERIAL ADVERSE CHANGE. Promptly upon becoming aware thereof, the Seller shall give the Buyer notice of any material adverse change in the business, operations or financial condition of the Seller which reasonably could affect adversely the collectibility of the Purchased Receivables or the ability to service such Purchased Receivables. In order to verify compliance with this Section 9.01(b), the Seller shall furnish the following to the Buyer:

         (i) as soon as practicable and in any event within 45 days following the close of each fiscal quarter, excluding the last fiscal quarter, of each fiscal year of the Seller during the term of this Agreement, an unaudited consolidated balance sheet of the Seller as at the end of such quarter and unaudited consolidated statements of income and changes in financial position of the Seller for such quarter and for the fiscal year through such quarter, setting forth in comparative form the corresponding figures for the corresponding quarter of the preceding fiscal year, together with notes thereto as are required to be included therein in accordance with GAAP, all in reasonable detail and certified by the principal financial officer of the Seller, subject to adjustments of the type which would occur as a result of a year-end audit, as having been prepared in accordance with GAAP; and

        (ii) as soon as practicable and in any event within 90 days after the close of each fiscal year of the Seller during the term of this Agreement, a consolidated balance sheet of the Seller as at the close of such fiscal year and consolidated statements of income and changes in financial position of the Seller for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and certified (with respect to the consolidated financial statements) by independent certified public accountants of recognized standing selected by the the Seller and satisfactory to the Buyer, whose certificate or opinion accompanying such financial statements shall not contain any qualification, exception or scope limitation not satisfactory to the Buyer.

         (c) PRESERVATION OF CORPORATE EXISTENCE. The Seller shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect
(i) the interests of the Buyer hereunder or (ii) the ability of the Seller (in its capacity as Seller or Servicer) to perform its obligations hereunder.

         (d) COMPLIANCE WITH LAWS. The Seller shall comply in all material respects with all Laws applicable to it, its business and properties, and the Purchased Receivables.

         (e) ENFORCEABILITY OF OBLIGATIONS. The Seller shall ensure that, with respect to each Purchased Receivable, the obligation of any related Obligor to pay the unpaid balance of such Purchased Receivable in accordance with the terms of the related Contract remains legal, valid, binding and enforceable against such Obligor, except as otherwise permitted by
Section 6.06(b) hereof.

         (f) BOOKS AND RECORDS. The Seller shall maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate Records evidencing the Purchased Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, Records and other information reasonably necessary or advisable for the collection of all Purchased Receivables (including, without limitation, Records adequate to permit the identification of all Collections and adjustments to each existing Purchased Receivable) at its Chief Executive Office, except as provided in
Section 6.03 hereof.

         (g) FULFILLMENT OF OBLIGATIONS. The Seller will duly observe and perform, or cause to be observed or performed, all obligations and undertakings on its part to be observed and performed under or in connection with the Purchased Receivables, including its obligations as initial Servicer, and will do nothing to impair the rights, title and interest of the Buyer in and to its Participation Interest in the Purchased Receivables.

         (h) CUSTOMER LIST. The Seller shall at all times maintain (or cause the Servicer to maintain) current lists (which may be stored on magnetic tapes or disks) of all Obligors under Contracts related to Purchased Receivables, including the name, address, telephone number of each such Obligor, and the terminal plan numbers associated with such Obligor. The Seller shall deliver or cause to be delivered a copy of such list to the Buyer as soon as practicable following the Buyer's request.

         (I)  COPIES OF REPORTS, FILINGS, OPINIONS, ETC.

         (1) The Seller will furnish to the Buyer, as soon as practicable after the issuance, sending or filing thereof, copies of all press releases, proxy statements, financial statements, reports and other communications which the Seller sends to its security holders or any nationally recognized statistical rating agency, and copies of all regular, periodic and special reports which the Seller files with the Securities and Exchange Commission or with any securities exchange or commission.

         (2) Together with each Settlement Statement, the Seller shall cause the Servicer to prepare and forward to the Buyer (i) a Third Party Activity and Aging Analysis Accounting Period report in substantially the form of Exhibit I hereto, relating to the Receivables Pool, as of the close of business on the last day of the most recently completed Accounting Period and (ii) a listing by Obligor of all Purchased Receivables together with an aging of such Purchased Receivables as of the last day of the most recently completed Accounting Period.

         (3) The Seller shall furnish to the Buyer promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which the Seller files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the Department of Labor, or which the Seller receives therefrom.

         (4) The Seller agrees that, on or before January 31, 1996, the Buyer shall cause a firm of nationally recognized independent certified public accountants (who may render other services to the Servicer or the Seller) to furnish a report to the Buyer and the Referral Agent to the effect that they have applied certain procedures agreed upon with the Servicer and Buyer and examined certain documents and records relating to the servicing of the Receivables under this Agreement and that, based upon such agreed-upon procedures, nothing has come to the attention of such accountants that caused them to believe that the servicing (including, without limitation, the allocation of the Collections) has not been conducted in compliance with the terms and conditions of Article V and
              Section 6.08 of this Agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement; and in addition, each report shall set forth the agreed upon procedures performed.

         (j) LITIGATION. As soon as possible, and in any event within three (3) Business Days of the Seller's knowledge thereof, the Seller shall give the Buyer notice of (i) any litigation, investigation or proceeding which may exist at any time which could have a material adverse effect on the business, operations, property or financial condition of the Seller or impair the ability of the Seller to perform its obligations under this Agreement and (ii) any material adverse development in previously disclosed litigation.

         (k) TOTAL SYSTEMS FAILURE. The Servicer shall promptly notify the Buyer of any total systems failure and shall advise the Buyer of the estimated time required to remedy such total systems failure and of the estimated date on which a Purchase Notice or Settlement Statement, as the case may be, can be delivered. Until a total systems failure is remedied, the Servicer (i) will furnish to the Buyer such periodic status reports and other information relating to such total systems failure as the Buyer may reasonably request and (ii) will promptly notify the Buyer if the Servicer believes that such total systems failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, the action proposed to be taken in response thereto, and a revised estimate of the date on which a Purchase Notice or Settlement Statement, as the case may be, can be delivered. The Servicer shall promptly notify the Buyer when a total systems failure has been remedied.

         (l) NOTICE OF RELOCATION. The Seller shall give the Buyer sixty (60) days' prior written notice of any relocation of its Chief Executive Office if, as a result of such relocation, the applicable provisions of the Uniform Commercial Code of any applicable jurisdiction or other applicable Laws would require the filing of any amendment of any previously filed financing statement or continuation statement or of any new financing statement. The Seller will at all times maintain its Chief Executive Office within a jurisdiction in the United States in which Article Nine of the Uniform Commercial Code (1972 or later revision) is in effect.

         (m) FURTHER INFORMATION. The Seller will furnish or cause to be furnished to the Buyer such other information as promptly as practicable, and in such form and detail, as the Buyer may reasonably request.

         (n) TREATMENT OF PURCHASE. For accounting purposes, the Seller shall treat each purchase, each increase in the Net Investment and each Reinvestment made hereunder as a sale of an undivided percentage ownership interest in the Receivables Pool. The Seller shall also maintain its records and books of account in a manner which clearly reflects the sale of the Participation Interest to the Buyer and the Buyer's Investment therein.

         (o) FEES AND EXPENSES. The Seller agrees to pay the Buyer all filing fees, stamp taxes and expenses, including the fees and expenses set forth in Section 11.01 hereof, if any, which may be incurred on account of or arise out of this Agreement and the documents and transactions entered into in connection with this Agreement.

         (p)  ADMINISTRATIVE AND OPERATING PROCEDURES.  The
Seller shall maintain and implement administrative and operating procedures adequate to permit the identification of the Receivables Pool and all Collections and adjustments attributable to the Receivables Pool.

         (q) NEW CONTRACTS. The Seller shall cause each contract entered into after the Closing Date with any Insurer in respect of Non-Medicaid Receivables to permit the assignment of payments hereunder pursuant to the terms of this Agreement. In the alternative, the Seller shall promptly (A) notify the Buyer of any Notification Obligor which becomes an Obligor after the Closing Date pursuant to a written contract or arrangement which purports to prohibit the assignment of any rights of the Seller under such contract or arrangement without the consent of such Obligor, and (B) deliver, or cause to be delivered, to such Notification Obligor a Notice of Assignment and use its best efforts to obtain a Confirmation with respect thereto.

         (r) COLLECTIONS. If, at any time, the Seller receives any Collections in respect of Non-Medicaid Receivables, the Seller shall hold such Collections for the benefit of the Buyer and shall not commingle any such amounts with any other funds or property held by the Seller other than Collections in respect of Non-Medicaid Receivables, and the Seller shall cause such Collections to be deposited within two Business Days into a Lockbox Account. If, at any time, the Seller receives any Collections in respect of Medicaid Receivables, the Seller shall promptly deposit into a Medicaid Collection Account all such Collections, and shall cause such Collections to be swept on a daily basis into a Lockbox Account. Nothing in this Section 9.01(r) shall affect the obligations of the Seller or the Servicer to apply all Collections received by the Seller or the Servicer pursuant to Section 5.03 or 5.04 hereof.

         The Seller shall, on each day on which Collections with respect to Medicaid Receivables are deposited into the Medicaid
Collections Account, transfer, or cause to be transferred, all such Collections so deposited to a Lockbox Account.

         (s) FILINGS AND NOTICES. The Seller shall complete all filings of UCC financing statements and financing statement amendments and the sending of Notices of Assignment to all Notification Obligors in accordance with Sections 4.02(c)(i)(x) and 8.02(e) within 5 Business Days after the Closing Date.

         9.02. NEGATIVE COVENANTS OF THE SELLER. The Seller covenants that it will not, without the prior written consent of the Buyer:

         (a) ACCOUNTING FOR AND TREATMENT OF THE SALES. Prepare any financial statements for financial accounting or reporting purposes which shall account for the transactions contemplated hereby in any manner other than as a sale of the Participation Interest in the Purchased Receivables to the Buyer.

         (b) NO RESCISSIONS OR MODIFICATIONS. Rescind or cancel any Purchased Receivable or related Contract or modify any terms or provisions thereof, except in accordance with the Seller's
Normal Credit Policies or otherwise with the prior written consent of the Buyer.

         (c) NO LIENS. Cause any of the Purchased Receivables to be sold, pledged, assigned or transferred or to be subject to a Lien (including the Lien created pursuant to the terms of the Security Agreement), other than the sale and assignment of the Participation Interest therein to the Buyer and the Liens created in connection with the transactions contemplated by this Agreement and the TRIFCO Security Agreement.

         (d) MERGERS, ACQUISITIONS, SALES, ETC. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, assign, lease, sublease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of any asset (whether now owned or hereafter acquired) or any capital stock of any Subsidiary (this and other capitalized terms which are used in this Section 9.02(d) but which are not defined in
Section 1.01 hereof are used as defined in the Eckerd Credit Agreement as in effect on the date hereof, which defined terms are set forth in Exhibit M hereto), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person (other than in connection with an acquisition of the stock, or all or substantially all the assets, of any Person whose assets consist solely of equipment or real estate that do constitute an independent business organization); provided, however, that the foregoing shall not prohibit:


               (i) sales, transfers and other dispositions of used or surplus equipment, vehicles and other assets in the ordinary course of business;

              (ii) sales of inventory in the ordinary course of business;
             (iii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (A) any wholly-owned Subsidiary or Acquired Entity may merge into the Seller in a transaction in which the Seller is the surviving corporation, and (B) any wholly-owned Subsidiary or Acquired Entity may merge into or consolidate with any other wholly-owned Subsidiary or Acquired Entity in a transaction in which the surviving entity is a wholly-owned Subsidiary and no person other than the Seller or a wholly-owned Subsidiary receives any consideration ;

              (iv) sales of assets after the Closing Date so long as (A) the aggregate Net Proceeds of all such sales does not exceed $35,000,000 (of which sales with Net Proceeds of no more than $10,000,000 may be made in any twelve-month period) and (B) prior to the consummation of each such sale, a Responsible Officer of the Seller certifies to the Buyer that such sale is at a price equal to or greater than the then fair market value of such asset;

               (v) the purchase or other acquisition of any assets acquired in connection with any Permitted
         Acquisitions;

              (vi) the sale of the facility and real estate described in item 6 of Schedule 4.22(a) of the Eckerd
         Credit Agreement;

             (vii) the lease or sublease of all or part of any interest, including a leasehold interest, of the Seller or any Subsidiary in real property or the assignment of any lease of real property of the Seller or any Subsidiary, provided that (A) such lease, sublease or assignment is on commercially reasonable terms, (B) such lease or sublease could not and will not be characterized by the lessor or lessee thereunder as a capital lease under GAAP, (C) the leasing or subleasing of such real property or the assignment of such lease shall not have an adverse material effect, individually or in the aggregate, upon the conduct of the Seller's or any Subsidiary's business or the value or use of the real property encumbered by such lease or sublease,
         (D) in the case of a lease in respect of any real property owned by the Seller or any Subsidiary (other than a retail store and the distribution center located in Clearwater, Florida), the lease shall be of an immaterial portion of such real property and (E) in the case of a lease or sublease in respect of a retail store, the decision to lease or sublease such retail store is made on a basis that is consistent with the practices of the Seller or such Subsidiary prior to the date hereof with respect to the leasing or subleasing of retail stores; and

            (viii)  sales of equipment of Equipment Lessors
         pursuant to the Equipment Agency Arrangements.

         (e) NO CHANGES. Change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Section 9-402(7) of the Uniform Commercial Code of any applicable jurisdiction or other applicable Laws unless it shall have given the Buyer at least sixty (60) days' prior written notice thereof.

         (f) PAYMENT INSTRUCTIONS. Add any bank as a Permitted Lockbox Bank, terminate any bank listed on Exhibit K hereto as a Permitted Lockbox Bank, change any Lockbox Account listed on Exhibit K hereto, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Permitted Lockbox, unless the Buyer shall have received ten (10) Business Days' prior notice of such addition, termination or change and, with respect to the addition of any Permitted Lockbox Bank, a Lockbox Servicing Agreement executed by such Permitted Lockbox Bank shall have been delivered to the Buyer.

         (g) NO MODIFICATION OF RECEIVABLES. Change the terms of the payor contracts and agreements relating to the Purchased Receivables or the Seller's Normal Credit Policies with respect to the origination and servicing thereof (including, without limitation, the amount and timing of finance charges, fees and write-offs) in any respect which may have a material adverse effect on the Buyer or the collectibility of Purchased Receivables.

         (h) MEDICAID COLLECTION ACCOUNTS. Terminate, or permit any other Person to terminate, any Medicaid Collection Account, modify the conditions upon which such Medicaid Collection Account was established or establish any other Medicaid Collection
Account, without the consent of the Buyer.

         (i) CHANGE OF CONTROL. Cause, or permit any Person to cause, a Change of Control.

                            ARTICLE X

                           TERMINATION

         10.01. TERMINATION EVENTS. A "Termination Event" shall mean the occurrence and continuance of one or more of the following events or conditions:

         (a) either the Seller or the Servicer, as the case may be, shall fail to remit or fail to cause to be remitted to the Buyer on any Settlement Date any Collections or other amounts required to be remitted to the Buyer on such Settlement Date; or
         (b) the Seller shall fail to deposit or pay or fail to cause to be deposited or paid when due any other amount due hereunder; or

         (c) any representation, warranty, certification or statement made by the Seller under this Agreement or in any agreement, certificate, report, appendix, schedule or document furnished by the Seller to the Buyer pursuant to or in connection with this Agreement shall prove to have been false or misleading in any respect material to this Agreement or the transactions contemplated hereby as of the time made or deemed made (including by omission of material information necessary to make such representation, warranty, certification or statement not misleading), and the Seller shall not have taken corrective measures satisfactory to the Buyer with respect thereto prior to the Settlement Date immediately succeeding the date on which the Buyer notifies the Seller thereof; or

         (d) the Seller shall fail to obtain the prior consent of the Buyer to any action or provision as to which such consent is required by the terms of this Agreement, or shall default or fail in the performance of its covenant in Section 9.01(s); or

         (e) the Seller shall default or fail in the performance or observance of any other covenant, agreement or duty applicable to it contained herein and such default or failure shall continue for thirty (30) days after either (i) any Responsible Officer of the Seller becomes aware thereof or (ii) notice thereof to the Seller by the Buyer; or

         (f) a default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of indebtedness for borrowed money in excess of $5,000,000 of, or guaranteed by, the Seller or any Affiliate thereof, which default if unremedied, uncured, or unwaived (with or without the passage of time or the giving of notice) would permit acceleration of the maturity of such indebtedness and such default shall have continued unremedied, uncured or unwaived for a period long enough to permit such acceleration and any notice of default required to permit acceleration shall have been given; or

         (g) the average Default Ratio for any three consecutive Accounting Periods during the period of twelve full Accounting Periods immediately preceding the date of determination shall exceed four percent (4%); or

         (h) a Permitted Lockbox Bank shall default or fail in the performance or observance of any agreement or duty applicable to it under the Lockbox Servicing Agreement executed by it and such default or failure shall continue for two (2) Business Days after notice thereof to such Permitted Lockbox Bank and within such period another Permitted Lockbox with another Permitted Lockbox Bank is not established by the Seller, if so requested by the Buyer; or

         (i) (1) Litigation (including, without limitation, derivative actions), arbitration or governmental proceedings except as set forth on Exhibit H attached hereto is pending against the Seller or any Affiliate thereof, or (2) any material development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration or governmental proceedings so disclosed, which (in the case of either clause (1) or clause (2)) in the reasonable opinion of the Buyer is likely to materially adversely affect the financial position or business of the Seller or any Affiliate thereof or impair the ability of the Seller to perform its obligations under this Agreement; or

         (j) there shall have occurred any event which materially adversely affects the collectibility of a material amount of the Purchased Receivables, or there shall have occurred any other event which materially adversely affects the ability of the Servicer to collect Purchased Receivables or the ability of the Servicer to perform hereunder, or the warranty in Section 8.01(k)(y) shall not be true at any time; or

         (k)  an Event of Bankruptcy shall occur with respect to
              (i) the Seller, or (ii) one or more Affiliates of the Seller which, in the opinion of the Buyer, would be reasonably likely to have a material adverse effect on the business, financial condition or operations of the Seller; or

         (l) the Account Balances for Purchased Receivables that are outstanding more than 120 days as reported on the Third Party Activity and Aging Analysis in the form of Exhibit I shall exceed 13% of the aggregate Account Balance for all Purchased Receivables; or

         (m) less than 95% of the Collections received during any Accounting Period shall have been paid by the related Obligors directly into a Permitted Lockbox, a Lockbox Account or a Medicaid Collection Account; provided that Collections in respect of Medicaid Receivables shall be excluded from this calculation until the fourth Accounting Period after the Closing Date; or
         (n) the Rate of Collections for any Accounting Period shall be less than 75%; or

         (o) the Buyer or the Receivables Pool shall be deemed to have become an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

         (p)  there shall have occurred a Change in Control; or

         (q) this Agreement and the Certificate of Participation shall for any reason cease to either (1) evidence the transfer to the Buyer (or its assignees or transferees) of legal and equitable right, title and interest to, and ownership of, an undivided percentage ownership interest in the Purchased Receivables and Collections with respect thereto to the extent of the Participation Interest, or
              (2) create a valid and perfected first priority security interest (as defined in the UCC) in favor of the Buyer in the Purchased Receivables and Collections with respect thereto.

         10.02.  CONSEQUENCES OF A TERMINATION EVENT.

         (a) If a Termination Event specified in Section 10.01 hereof shall occur and be continuing, the Buyer may, by notice to the Seller, terminate its obligation to increase the Net Investment and to make Reinvestments hereunder, and in the case of a Termination Event under Section 10.01(k) the obligation of the Buyer to purchase the Participation Interest (including by Reinvestment) hereunder shall be automatically terminated without any action on the part of the Buyer. Any such termination shall reduce the Maximum Net Investment in effect from time to time thereafter to the amount of the Net Investment at such time.

         (b) Upon any termination of the Buyer's obligation to purchase the Participation Interest and to make Reinvestments pursuant to this Section 10.02, the Buyer shall have, in addition to all rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the Uniform Commercial Code of the applicable jurisdiction and under other applicable Laws, which rights shall be cumulative.

         (c) The parties hereto acknowledge that this Agreement is, and is intended to be, a contract to extend financial accommodations to the Seller within the meaning of
Section 365(e)(2)(B) of the Federal Bankruptcy Code (11 U.S.C.
365(e)(2)(B)) (or any amended or successor provision thereof or any amended or successor code).

                           ARTICLE XI

                          MISCELLANEOUS

         11.01. EXPENSES. The Seller agrees, promptly upon receipt of a written invoice, to pay or cause to be paid, and to save the Buyer and the Referral Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountant's and other third parties' fees and expenses, any filing fees, expenses of litigation or preparation therefor, audit expenses and expenses incurred by officers or employees of the Buyer, but excluding salaries and similar overhead costs of the Buyer and the Referral Agent which are incurred notwithstanding the execution and performance of this Agreement) incurred by or on behalf of the Buyer and the Referral Agent from time to time
(a) arising in connection with the development, audit, delivery, collection, preparation, printing, execution, amendment, restatement, performance, administration and interpretation of the Purchase Documents, or transactions undertaken pursuant to or in connection herewith or therewith (including, without limitation, the perfection or protection of the Buyer's Participation Interest in the Purchased Receivables and the Receivables Pool), (b) relating to any requested amendments, waivers or consents to the Purchase Documents, (c) arising in connection with the Buyer's or the Referral Agent's enforcement or preservation of rights under the Purchase Documents, or
(d) arising in connection with any litigation or preparation for litigation involving the Purchase Documents, which, including all amounts payable under Section 11.03, shall be referred to in this Agreement as "Transaction Costs".

         11.02. PAYMENTS. All payments to be made to the Buyer or the Seller hereunder shall be payable at 11:00 a.m., New York time, on the day when due, at the payee's Office in Dollars in immediately available funds. To the extent permitted by Law, any amounts due from the Seller hereunder which are not paid when due shall bear interest for each day from the day due until paid, payable on demand, at a rate per annum equal to three percent (3%) above the Reference Rate.

         11.03. INDEMNITY FOR TAXES, RESERVES AND EXPENSES. If after the date hereof the adoption of any Law or guideline or any amendment or change in the administration, interpretation or application of any existing or future Law or guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of Law):

         (a) subjects an Affected Party to any tax or changes the basis of taxation with respect to the Purchase Documents, the Participation Interest, the Purchased Receivables or payments of amounts due hereunder or under the Purchased Receivables (including, without limitation, any sales, gross receipts, general corporate, personal property, privilege or license taxes, and including claims, losses and liabilities arising from any failure to pay or delay in paying any such tax (unless such failure or delay results solely from such Affected Party's gross negligence or willful misconduct), but excluding taxes on the overall net income of such Affected Party), or

         (b) imposes, modifies or deems applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets held by, credit extended by, deposits with or for the account of, or other acquisition of funds by, an Affected Party, or

         (c) shall change the amount of capital maintained or requested or directed to be maintained by an Affected Party, or

         (d) imposes upon an Affected Party any other condition or expense (including, without limitation, (i) loss of margin and (ii) reasonable attorneys' fees and expenses, expenses incurred by officers or employees of the Referral Agent's credit recovery group (or any successor thereto) and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to the Purchase Documents, the Participation Interest, the Purchased Receivables or the purchase, maintenance or funding of the purchase of the Participation Interest in any Receivables by an Affected Party,

and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, reduce the rate of return on capital, or impose any expense (including loss of margin) upon, an Affected Party with respect to this Agreement, the obligations hereunder or the funding of purchases hereunder, the Affected Party may notify the Seller of the amount of such increase, reduction, or imposition, and the Seller shall pay to such Affected Party the amount so notified to the Seller by such Affected Party (which determination shall be conclusive) necessary to compensate such Affected Party for such increase, reduction or imposition. Such amounts shall be due and payable by the Seller to such Affected Party ten (10) Business Days after such notice is given. Notwithstanding the foregoing, the Seller shall not be obligated to pay any amount under this Section 11.03 in respect of any period prior to the 90th day before the date on which such Affected Party notifies the Seller of such increase, reduction or imposition; except to the extent that such increase, reduction or imposition was imposed with retroactive effect for any such earlier period.

         11.04.  INDEMNITY.

         (a) The Seller agrees to indemnify, defend and save harmless the Buyer, the Referral Agent, their respective directors, officers, shareholders, employees, agents and each legal entity, if any, who controls the Buyer or the Referral Agent (each, an "Indemnified Party"), forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, all attorneys' fees and expenses, expenses incurred by their respective credit recovery groups (or any successors thereto) and expenses of settlement, litigation or preparation therefor) which an Indemnified Party may incur or which may be asserted against such Indemnified Party by any Person (including, without limitation, any Obligor or any other Person whether on its own behalf or derivatively on behalf of the Seller) (all of the foregoing being collectively referred to as "Losses"), excluding, however,
(a) Losses to the extent resulting from the gross negligence or willful misconduct on the part of such Indemnified Party,
(b) recourse (except as otherwise provided in this Agreement) for Defaulted Receivables, (c) any Losses with respect to any tax, reserve, capital charge or expense related thereto (indemnification with respect to such Losses being provided as and to the extent provided in Section 11.03), or (d) Losses to the extent that such Losses resulted from an act or omission of the Servicer, if the Servicer is not the Seller or an Affiliate of the Seller, arising from or incurred in connection with (i) any breach of a representation, warranty or covenant by the Seller made or deemed made hereunder or in connection herewith or the transactions contemplated herewith, or (ii) any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, on tort, on contract or otherwise, before any local, state or federal court, arbitrator or administrative, governmental or regulatory body, which arises out of or relates to the Purchase Documents, the Participation Interest in the Purchased Receivables or related Contracts, or the use of the proceeds of the sale of the Participation Interest in the Receivables pursuant hereto or the transactions contemplated hereby (all Losses, after giving effect to the limitations set forth in clauses (a) through (d) above, being hereinafter referred to as "Indemnified Amounts") .

         (b) Without limitation of the generality of Section 11.04(a), the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

              (i) the creation of the Participation Interest in any Purchased Receivable which is not at the date of the creation of such Participation Interest an Eligible
         Receivable;

             (ii) reliance on any representation or warranty made or deemed made by the Seller (or any of its respective Responsible Officers) or any statement made by any Responsible Officer of the Seller under or in connection with this Agreement which shall have been incorrect in any material respect when made;

            (iii) the failure by the Seller to comply with any applicable law, rule or regulation;

             (iv) the failure to vest in the Buyer an undivided percentage interest, to the extent of the Participation
         Interest, in the Purchased Receivables and Collections in respect thereof, free and clear of any Lien;

              (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or under any other applicable law with respect to the assignment of the Participation Interest;

             (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Purchased Receivable (including, without limitation, a defense based on such Purchased Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Purchased Receivable or the furnishing or failure to furnish such merchandise or services;

            (vii) any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement;

           (viii) any products liability claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract; or

             (ix) the failure to have delivered, or any delay in delivering, Notices of Assignment to the appropriate
         Obligors under any applicable law with respect to the assignment of the Participation Interest in the Non-Medicaid Receivables.

         (c) Promptly upon receipt by any Indemnified Party hereunder of notice of the commencement of any suit, action, claim, proceeding or governmental investigation, such Indemnified Party shall, if a claim in respect thereof is to be made against the Seller hereunder, notify the Seller in writing of the commencement thereof. The Seller may participate in the defense of any such suit, action, claim, proceeding or investigation at its expense, and no settlement thereof shall be made without the approval of the Seller and the Indemnified Party. The approval of the Seller will not be unreasonably withheld or delayed.

         (d) The indemnity contained in this Section 11.04 shall survive the termination of this Agreement.

         11.05. HOLIDAYS. Except as may be provided in this Agreement to the contrary, if any payment due hereunder shall be due on a day which is not a Business Day, such payment shall instead be due the next following Business Day.

         11.06.  RECORDS.  All amounts calculated or due
hereunder shall be determined from the records of the Buyer, which determinations shall be conclusive absent manifest error.

         11.07. AMENDMENTS AND WAIVERS. The Buyer and the Seller may from time to time enter into agreements amending, modifying or supplementing this Agreement, and the Buyer, in its sole discretion, may from time to time grant waivers of the provisions of this Agreement or consents to a departure from the due performance of the obligations of the Seller under this Agreement. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing. Any waiver of any provision hereof, and any consent to a departure by the Seller from any of the terms of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given and if such amendment, waiver or departure would have a material adverse effect on the rights or obligations of the Agent, the Referral Agent, the Collateral Agent or the Surety Bond Provider, such amendment, departure or waiver shall not be effective until consented to by the affected party. The Buyer will not execute any such agreement, waiver or consent unless any necessary consents by such third parties have been obtained.

         11.08. NO IMPLIED WAIVER; CUMULATIVE REMEDIES. No course of dealing and no delay or failure of the Buyer in exercising any right, power or privilege under the Purchase Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Buyer under the Purchase Documents are cumulative and not exclusive of any rights or remedies which the Buyer would otherwise have.

         11.09. NO DISCHARGE. The obligations of the Seller under the Purchase Documents shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by
(a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Purchase Documents or applicable Law, including, without limitation, any failure to set-off or release in whole or in part by the Buyer of any balance of any deposit account or credit on its books in favor of the Seller or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof, or (b) any other act or thing or omission or delay to do any other act or thing which would operate as a discharge of the Seller as a matter of Law.

         11.10. NOTICES. All notices under Section 10.02 hereof shall be given to the Seller by telephone or facsimile, confirmed by first-class mail (which shall be effective when telephoned or sent by facsimile) or by first-class mail, express mail or courier (which shall be effective when deposited in the mail or delivered to the courier), in all cases with charges prepaid.
All other notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement shall be in writing (including telexed or facsimile communication) unless otherwise expressly permitted hereunder and shall be sent by first-class mail, express mail, or by telex or facsimile with confirmation in writing mailed first-class mail, in all cases with charges prepaid, and any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the address stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

         11.11. SEVERABILITY. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
         11.12. GOVERNING LAW. THIS AGREEMENT AND THE CERTIFICATES OF PARTICIPATION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (NOTWITHSTANDING SECTION 9-103 OF THE UNIFORM COMMERCIAL CODE OF THE STATE OF NEW YORK), EXCLUDING ITS CONFLICT OF LAWS RULES.
The Seller hereby consents to the jurisdiction of the courts of the State of New York and the courts of the United States located in the State of New York for the purpose of adjudicating any claim or controversy arising in connection with this Agreement, and for such purpose, to the extent it may lawfully do so, waives any objection to such jurisdiction or to venue therein.

         11.13. PRIOR UNDERSTANDINGS. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, whether written or oral.

         11.14. SURVIVAL. All representations and warranties of the Seller contained herein or made in connection herewith or in connection with the Certificate of Participation shall survive the making thereof, and shall not be waived by the execution and delivery of this Agreement or the Certificate of Participation, any investigation by the Buyer, the purchase, repurchase or payment of the Participation Interest in any Purchased Receivable, or any other event or condition whatsoever (other than a written waiver complying with Section 11.07 hereof). All obligations of the Seller to make payments to, or to indemnify, the Buyer or to repurchase the Participation Interest in Purchased Receivables from the Buyer shall survive the payment of all Purchased Receivables, the termination of the Purchase Obligation and the termination of all other obligations of the Seller hereunder and shall not be affected by reason of an invalidity, illegality or irregularity of any Purchased Receivable. The covenants and agreements contained in or given pursuant to this Agreement (including, without limitation, those contained in Article IX) shall continue in full force and effect until the termination of the Purchase Obligation, discharge of the Participation Interest in the Purchased Receivables and discharge of all other obligations of the Seller hereunder.

         11.15. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.
         11.16. SET-OFF. In case a Termination Event shall occur and be continuing, the Buyer and, to the fullest extent permitted by Law, the holder of any assignment of the Buyer's rights hereunder (including, without limitation, each Bank and the Surety Bond Provider) shall each have the right, in addition to all other rights and remedies available to it, without notice to the Seller, to set-off against and to appropriate and apply to any amount owing by the Seller hereunder which has become due and payable, any debt owing to, and any other funds held in any manner for the account of, the Seller by the Buyer or by any holder of any assignment, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Seller with the Buyer or any holder of any assignment. Such right shall exist whether or not such debt owing to, or funds held for the account of, the Seller is or are matured other than by operation of this
Section 11.16 and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Buyer or any holder of any assignment. Nothing in this Agreement shall be deemed a waiver or prohibition or restriction of the Buyer's or any such holder's rights of set-off or other rights under applicable Law.

         11.17. TIME OF ESSENCE. Time is of the essence in this Agreement.

         11.18. PAYMENTS SET ASIDE. To the extent that the Seller or any Obligor makes a payment to the Buyer or the Buyer exercises its rights of set-off and such payment or set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or is required to be refunded, rescinded, returned, repaid or otherwise restored to the Seller, such Obligor, a trustee, a receiver or any other Person under any Law, including, without limitation, any bankruptcy law, any state or federal law, common law or equitable cause, the obligation or part thereof originally intended to be satisfied shall, to the extent of any such restoration, be reinstated, revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred. The provisions of this Section 11.18 shall survive the termination of this Agreement.

         11.19. NO PETITION. The Seller agrees that it will not institute against, or join any other Person in instituting against, the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any state or territory of the United States. The provisions of this Section 11.19 shall survive the termination of this Agreement.

         11.20. NO RECOURSE. The obligations of the Buyer under this Agreement are solely the corporate obligations of the Buyer. No recourse shall be had for the payment of any amount owing in respect to this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against Merrill Lynch Money Markets Inc. ("Merrill"), against any stockholder, employee, officer, director or incorporator of the Buyer or against the Referral Agent or any stockholder, employee, officer, director, incorporator or affiliate thereof. For purposes of this paragraph, the term "Merrill" shall mean and include Merrill and all Affiliates thereof and any employee, officer, director, incorporator, shareholder or beneficial owner of any of them; PROVIDED, HOWEVER, that the Buyer shall not be considered to be an affiliate of Merrill or the Referral Agent.

         IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Agreement as of the date first above written.

                            THREE RIVERS FUNDING CORPORATION


                            By____________________________

                            Title:________________________


                            Address:

                            c/o Merrill Lynch & Co.
                            Merrill Lynch World Headquarters
                            World Financial Center - South Tower
                            225 Liberty Street - 8th Floor
                            New York, New York 10080
                            Attention:  Mr. Martin J.McInerney
                            Telephone:  (212) 236-7200
                            Facsimile:  (212) 236-7584

                            ECKERD CORPORATION

                            By____________________________

                            Title:________________________

                            Address:

                            8333 Bryan Dairy Road
                            Largo, Florida 34647
                            Attention: Martin W. Gladysz,
                              Vice President - Treasurer
                            Telephone:  (813) 399-6315
                            Facsimile: (813) 399-6468


                                             EXHIBIT A
                                          to Receivables
                                        Purchase Agreement



                  CERTIFICATE OF PARTICIPATION


         ECKERD CORPORATION having offices located at 8333 Bryan Dairy Road, Largo, Florida (the "Seller") hereby acknowledges that THREE RIVERS FUNDING CORPORATION (the "Buyer"), having offices located at 225 Liberty Street, New York, New York, is the owner of a Participation Interest in the Receivables designated and described on the attached Schedule I, which constitute a Receivables Pool pursuant to and in accordance with the Receivables Purchase Agreement dated as of January __, 1995, as the same may from time to time be amended, supplemented or otherwise modified and in effect (the "Receivables Purchase Agreement"), entered into between the Buyer and the Seller. The purchase of the Participation Interest by the Buyer and each increase in the Net Investment shall be recorded on the grid attached hereto or on a continuation thereof which shall be attached hereto; PROVIDED that the failure of the Buyer to make any recordation on the grid shall not adversely affect the rights of the Buyer in the Participation Interest and the Buyer's rights to receive the Cost of Funds in respect of the Net Investment.

         The Buyer's undivided percentage ownership interest at any time shall be calculated in accordance with Article III of the Receivables Purchase Agreement.

         Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Receivables
Purchase Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate on the _____ day of ____________, 199_.

                          ECKERD CORPORATION


                          By __________________________
                                Authorized Signatory

                CERTIFICATE OF PARTICIPATION GRID

                  AMOUNT OF
                  INCREASE
       PURCHASE   IN NET     AMOUNT OF  NET         NOTATION
DATE   PRICE      INVESTMENT REPAYMENT  INVESTMENT  MADE BY


________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________
________________________________________________________________

                                             EXHIBIT B
                                          to Receivables
                                        Purchase Agreement


                  FORM OF SETTLEMENT STATEMENT


                                             EXHIBIT C
                                          to Receivables
                                        Purchase Agreement

                      RESPONSIBLE OFFICER'S

                           CERTIFICATE

         I, Robert E. Lewis, the undersigned Assistant Secretary of Eckerd Corporation (the "Company"), a Delaware corporation, DO
HEREBY CERTIFY that:

         1. Attached hereto as Exhibit A is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof.

         2. Attached hereto as Exhibit B is a true and complete copy of the By-laws of the Company as in effect on the date hereof.

         3. Attached hereto as Exhibit C is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company January 19, 1995, authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

         4. The below-named persons have been duly qualified as and at all times since January 1, 1995, to and including the date hereof, have been officers or representatives of the Company holding the respective offices or positions below set opposite their names and the signatures below set opposite their names are their genuine signatures:

         NAME                     OFFICE         SIGNATURES
Frank A. Newman                President         ________________

Samuel G. Wright               Senior Vice
                                 President/
                                 Finance         ________________

Martin A. Gladysz              Vice President/
                                 Treasurer       ________________

Robert E. Lewis                Vice President/
                               General Counsel/
                               Assistant
                               Secretary         ________________




         5. The representations and warranties of the Company contained in Section 8.01 of the Receivables Purchase Agreement dated as of January __, 1995 between the Company and Three Rivers Funding Corporation are true and correct as if made on the date hereof.

         WITNESS my hand and seal of the Company as of this ____ day of January, 1995.


                                  ______________________________
                                        Assistant Secretary
                                        ECKERD CORPORATION

         I, the undersigned, Vice President/Treasurer of the Company, DO HEREBY CERTIFY that Robert E. Lewis is the duly elected Assistant Secretary of the Company and the signature above is his genuine signature.

         WITNESS my hand as of this      day of January, 1995.



                                  _______________________________
                                          Vice President
                                        ECKERD CORPORATION


                                             EXHIBIT D
                                          to Receivables
                                        Purchase Agreement


            FORM OF OPINION OF SHACKLEFORD, FARRIOR,
                     STALLINGS & EVANS, P.A.


                                             EXHIBIT E
                                          to Receivables
                                        Purchase Agreement


              FORM OF LETTER FROM KPMG PEAT MARWICK
                                             EXHIBIT F
                                          to Receivables
                                        Purchase Agreement


        INFORMATION REGARDING AFFILIATES AND TRADE NAMES


                           AFFILIATES

Merrill Lynch Capital Partners, Inc. and its affiliates
Clorwood Distributors, Inc.
Eckerd Consumer Products, Inc.
Eckerd Fleet, Inc.
Eckerd Holdings II, Inc.
Eckerd's Westbank, Inc.
Eckerd Tobacco Company, Inc.
E.I.T., Inc.
P.C.V., Inc.
E.T.B., Inc.
Life Care Medical Products, Inc.


                           TRADE NAMES

ECKERD DRUGS
ECKERD
ECKERD EXPRESS PHOTO (OR) EXPRESS PHOTO
ECKERD EXPRESS PRINT 60 (OR) EXPRESS PRINT 60
ECKERD OPTICAL
                          FORMER NAMES

1. Eckerd Corporation was formerly known as Jack Eckerd Corporation. Name change occurred in 1993. Jack Eckerd Corporation was formerly known as Eckerd Holdings, Inc. Name change occurred in 1986. Eckerd Holdings acquired the old Jack Eckerd Corporation in a merger that occurred in 1986.

2.  EDS Holdings, Inc. was merged into Eckerd Corporation in
    1993.

                                             EXHIBIT G
                                          to Receivables
                                        Purchase Agreement




            MATERIAL ADVERSE CHANGES IN THE SELLER'S
                       FINANCIAL CONDITION


                              None.

                                             EXHIBIT H
                                          to Receivables
                                        Purchase Agreement




                  LITIGATION AGAINST THE SELLER


                              None.

                                             EXHIBIT I
                                          to Receivables
                                        Purchase Agreement


         FORM OF THIRD PARTY ACTIVITY AND AGING ANALYSIS

                                                  EXHIBIT J
                                               to Receivables
                                             Purchase Agreement


                       ECKERD CORPORATION

                         PURCHASE NOTICE


Three Rivers Funding Corporation
World Financial Center - South Tower
225 Liberty Street - 8th Floor
New York, New York 10080

Mellon Bank, N.A.,
  as Referral Agent
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258

                                       January __, 1995

Gentlemen:
         Reference is hereby made to the Receivables Purchase Agreement dated as of January __, 1995 (the "Agreement") between Eckerd Corporation (the "Seller") and Three Rivers Funding Corporation (the "Buyer"). This Notice is delivered to you pursuant to Section 4.03(c) of the Agreement. Capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement.

         The Seller hereby requests that the initial Purchase be made by the Buyer on January __, 1995 at a Purchase Price equal to $__________, such Purchase Price determined as set forth in Schedule A attached hereto and made a part hereof.

         The Seller hereby certifies and warrants that on the date on which the Purchase requested hereby is made (and the Seller, by accepting the payment of the Purchase Price relating to such Purchase, will be deemed to have certified on such date that) (i) the representations and warranties of the Seller contained in Article VIII of the Agreement are true and correct on and as of the date of such Purchase as though made on and as of such date, (ii) the Seller is in compliance with the covenants set forth in Article IX of the Agreement and (iii) no Termination Event or Potential Termination Event shall occur as a result of, or shall exist on the date of, such Purchase.
         The Seller agrees that if, prior to the time that the Purchase requested hereby is made, any matter certified to herein will not be true and correct at such time as if then made, it will immediately so notify the Buyer and the Referral Agent.

         The Seller has caused this notice to be executed and delivered, and the certifications and warranties contained herein to be made, by its duly authorized officer this _____ day of January __, 1995.

                                       ECKERD CORPORATION


                                       By:______________________
                                          Authorized Signatory

                                                  EXHIBIT K
                                               to Receivables
                                             Purchase Agreement


                 LIST OF PERMITTED LOCKBOX BANKS


                              MEDICAID
                              COLLECTION    LOCKBOX      PERMITTED
NAME OF BANK     ADDRESS      ACCOUNT #     ACCOUNT #    LOCKBOX #


                                                  EXHIBIT L
                                               to Receivables
                                             Purchase Agreement


   LIST OF NOTIFICATION OBLIGORS TO WHOM NOTICES OF ASSIGNMENT
                       ARE TO BE DELIVERED

                                                  EXHIBIT M
                                               to Receivables
                                             Purchase Agreement


               ECKERD CREDIT AGREEMENT DEFINITIONS
                   RELATING TO SECTION 9.02(D)

                                                  EXHIBIT N
                                               to Receivables
                                             Purchase Agreement

         FORM OF CONSENT AND ACKNOWLEDGMENT BY HOLDINGS

                                       January 26, 1995

THREE RIVERS FUNDING CORPORATION
c/o Merrill Lynch & Co.
Merrill Lynch World Headquarters
World Financial Center - South Tower
225 Liberty Street - 8th Floor
New York, New York 10080

         RE:  RECEIVABLES PURCHASE AGREEMENT
              DATED AS OF JANUARY 26, 1995

Ladies and Gentlemen:

         Reference is made to the Receivables Purchase Agreement dated as of January 26, 1995 (the "Purchase Agreement") between Eckerd Corporation (the "Seller") and Three Rivers Funding Corporation (the "Buyer"). Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Purchase Agreement.

         Eckerd Holdings II, Inc. ("Holdings") and the Seller hereby represent, acknowledge and agree, notwithstanding that each of the Seller and Holdings may be named parties to certain of the Contracts, that each of Seller and Holdings do now and shall for all purposes and at all times consider all of the Contracts, and the Receivables now or hereafter existing in respect thereof, to be owned solely by the Seller, and do not now and shall not at any time nor for any purpose consider Holdings to have any right, title or interest in and to any of the
Contracts and Receivables.   Notwithstanding the immediately
preceding sentence, if any Person shall at any time assert that Holdings shall have any right, title or interest in and to any Receivable(s) or Contract(s), Holdings shall be deemed to have transferred, and does hereby transfer, to the Seller all of Holdings' right, title and interest in and to the Receivables and the Contracts.
         Holdings hereby acknowledges receipt of an executed copy of the Purchase Agreement and agrees that such copy constitutes adequate notice of all matters contained therein and consents to the execution and delivery of the same and the performance of all of the transactions provided for therein, including, without limitation, the sale, assignment and transfer, from time to time, by the Seller to the Buyer pursuant to the Purchase Agreement of Participation Interests with respect to the Receivables.
Holdings hereby expressly understands that the Seller will sell to the Buyer undivided percentage ownership interests in the Receivables. Each of the Seller and Holdings hereby expressly agrees to take such actions and execute such documents and instruments in furtherance of the matters described herein as may be requested by the Buyer.

         Holdings does not currently have, and will not establish hereafter, any lockbox or bank account to which Collections in respect of Receivables are sent or deposited. If any such Collections are received by Holdings, Holdings will transfer such Collections to the Seller immediately upon receipt for application in accordance with the Purchase Agreement.

         This Consent shall be binding upon Holdings, the Seller and their respective successors and assigns and shall inure to the benefit of and be enforceable by the Buyer and its respective successors and assigns. No term or provision of this Consent may be amended, changed, waived, discharged or terminated orally, but only by an instrument signed by Holdings, the Seller and the Buyer. No failure, delay or forbearance on the part of the Buyer in exercising any right, power and privilege hereunder shall operate as a waiver thereof, nor as an acquiescence in any breach, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise or any other right, power or privilege. All rights, powers and remedies of the Buyer hereunder are cumulative and may be enforced concurrently and from time to time and are not exclusive of any other rights, powers or remedies provided by law or otherwise. Any provision of this Consent which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Consent and the rights and obligations in respect hereof shall be governed by and construed and interpreted in accordance with, the laws of the State of New York.
         Without limiting any other rights that the Buyer or any Affiliate thereof and each of their respective officers, directors, employees and agents (each, an "Indemnified Party") may have under the the Purchase Agreement or under applicable law, Holdings hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, liabilities, expenses, damages and costs (including reasonable attorneys' fees and expenses) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Consent, including any misrepresentation herein or any breach or violation hereof, except for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party. The obligations and liabilities of Holdings contained in this paragraph shall remain in full force and effect until all amounts due to the Buyer and the Servicer (if the Servicer is not the Seller or an affiliate thereof) under the Purchase Agreement are satisfied and paid in full.

         IN WITNESS WHEREOF, Holdings has caused this Consent to be duly executed and delivered by a proper and duly authorized officer as of the date and year first above written.

                                       ECKERD HOLDINGS II, INC.



                                       By________________________
                                          Authorized Signature

Consented and Agreed:

ECKERD CORPORATION


By_____________________________
   Authorized Signature

THREE RIVERS FUNDING CORPORATION


By_____________________________
   Authorized Signature

                 RECEIVABLES PURCHASE AGREEMENT

                        TABLE OF CONTENTS


                                                             PAGE

ARTICLE I     DEFINITIONS; CONSTRUCTION

              1.01   Certain Definitions
              1.02   Interpretation and Construction

ARTICLE II    AGREEMENT TO PURCHASE AND SELL

              2.01   Purchase Limits
              2.02   Amount of Purchases
              2.03   Reduction of the Maximum Net
                       Investment and Net Investment;
                       Termination of the Agreement
              2.04   Fees Payable to the Buyer
              2.05   Fees Payable to the Referral Agent

ARTICLE III   BUYER'S ALLOCATION

              3.01   Buyer's Allocation
              3.02   Frequency of Computation of
                       the Buyer's Allocation

ARTICLE IV    CLOSING PROCEDURES

              4.01   Purchase and Sale Procedures
              4.02   Conditions Precedent to the
                       First Purchase
              4.03   Conditions Precedent to Each
                       Purchase and Reinvestment
              4.04   Purchase Price
              4.05   Sale Without Recourse
              4.06   Non-Assumption by the Buyer
                       of Obligations
              4.07   Character of Receivables Added
                       to Receivables Pools

ARTICLE V     SETTLEMENTS; ADJUSTMENTS

              5.01   Settlement Statements
              5.02   Receivables Status
              5.03   Non-Liquidation Settlements
              5.04   Liquidation Settlements
              5.05   Allocation of Collections

                                                            PAGE

              5.06   Deferred Purchase Price
              5.07   Treatment of Collections and
                       Deemed Collections

ARTICLE VI    PROTECTION OF THE BUYER; ADMINISTRATION
                AND COLLECTIONS

              6.01   Maintenance of Information and
                       Computer Records
              6.02   Protection of the Interests
                       of the Buyer
              6.03   Maintenance of the Location of
                       Writings and Records
              6.04   Information
              6.05   Performance of Undertakings Under
                       the Purchased Receivables;
                       Indemnification
              6.06   Administration and Collections;
                       Indemnification
              6.07   Complete Servicing Transfer
              6.08   Lockboxes

ARTICLE VII   REPURCHASES BY SELLER

              7.01   Repurchases
              7.02   Repurchase Price
              7.03   Reassignment of Repurchased Receivables
              7.04   Obligations Not Affected

ARTICLE VIII  REPRESENTATIONS AND WARRANTIES

              8.01   General Representations and
                       Warranties of the Seller
              8.02   Representations and Warranties of the
                       Seller With Respect to Each Sale
                       of Receivables
ARTICLE IX    COVENANTS

              9.01   Affirmative Covenants of the Seller
              9.02   Negative Covenants of the Seller
ARTICLE X     TERMINATION

              10.01  Termination Events
              10.02  Consequences of a Termination Event

                                                            PAGE

ARTICLE XI    MISCELLANEOUS

              11.01  Expenses
              11.02  Payments
              11.03  Indemnity for Taxes, Reserves
                       and Expenses
              11.04  Indemnity
              11.05  Holidays
              11.06  Records
              11.07  Amendments and Waivers
              11.08  No Implied Waiver; Cumulative Remedies
              11.09  No Discharge
              11.10  Notices
              11.11  Severability
              11.12  Governing Law
              11.13  Prior Understandings
              11.14  Survival
              11.15  Counterparts
              11.16  Set-Off
              11.17  Time of Essence
              11.18  Payments Set Aside
              11.19  No Petition
              11.20  No Recourse

EXHIBITS

A      Form of Certificate of Participation
B      Form of Settlement Statement
C      Form of Certificate of a Responsible Officer, required
         pursuant to Section 4.02(h)
D      Form of Opinion of Shackleford, Farrior, Stallings &
         Evans, P.A., counsel for the Seller
E      Form of Letter from KPMG Peat Marwick, certified public
         accountants
F      Information required pursuant to Section 8.01(f)
G      Material Adverse Changes, required pursuant to Section
         8.01(k)
H      Litigation, required pursuant to Section 8.01(l)
I      Form of Third Party Activity and Aging Analysis to be
         prepared pursuant to Section 9.01(i)(2)
J      Form of Purchase Notice
K      List of Permitted Lockbox Banks
L      List of Addressees to whom Notices of Assignment will be
         delivered
M      Eckerd Credit Agreement definitions relating to
         Section 9.02(d)
N      Form of Consent and Acknowledgment by Holdings


                 RECEIVABLES PURCHASE AGREEMENT


                  dated as of January 26, 1995



                             Between

                       ECKERD CORPORATION
                            as Seller

                               and

                THREE RIVERS FUNDING CORPORATION
                            as Buyer

EXHIBIT M
to Receivables
Purchase Agreement


ECKERD CREDIT AGREEMENT DEFINITIONS
RELATING TO SECTION 9.02(D)


     ABR Borrowing  shall mean a Borrowing comprised of ABR Loans.

          ABR Loan  shall mean any ABR Term Loan or ABR Revolving
Loan.

ABR Revolving Loan shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.
ABR Spread shall have the meaning specified in the definition of the term Applicable Rate Percentage .

ABR Term Loan shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

Acquired EBITDA with respect to any Acquired Entity for any period shall mean (a) the sum of (i) Acquired Net Income of such Acquired Entity for such period, (ii) all Federal, state, local and foreign taxes deducted in determining such Acquired Net Income,
(iii) interest expense deducted in determining such Acquired Net Income and (iv) depreciation, amortization and other noncash charges deducted in determining such Acquired Net Income, less (b) any noncash income included in determining such Acquired Net Income.

     Acquired Entity  shall mean, with respect to any Acquisition,
(a) the Person to be purchased or otherwise acquired in such Acquisition or (b) the assets to be purchased, leased or otherwise acquired in such Acquisition.

     Acquired Interest Expense shall mean, with respect to any Acquired Entity for any period, the gross interest expense of such Acquired Entity for such period determined in accordance with GAAP. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by such Acquired Entity with respect to Rate Protection Agreements.

     Acquired Lease Expense shall mean, with respect to any Acquired Entity for any period, with respect to any operating leases of such Acquired Entity, all amounts paid or accrued during such period under such operating leases (whether or not constituting rental expense) by such Acquired Entity.

     Acquired Net Income with respect to any Acquired Entity for any period shall mean the aggregate net income (or net deficit) of such Acquired Entity for such period, which shall be equal to the gross revenues for such Acquired Entity during such period less the aggregate for such Acquired Entity of, without duplication, (a) cost of goods sold, (b) interest expense, (c) operating expenses, (d) selling, general and administrative expenses, (e) taxes, (f) depreciation, depletion and amortization of properties and (g) any other items that are treated as expense under GAAP, all computed in accordance with GAAP; provided, however, that the term "Acquired Net Income" shall exclude (i) gains and losses from the sale of assets other than in the ordinary course of business and (ii) any write-up in the value of any asset.

     Acquisition shall mean (a) any purchase or other acquisition, in one transaction or a series of related transactions, of all the common stock of any Person or (b) any purchase, lease or other acquisition, in one transaction or a series of related transactions, of all or part of the assets of any Person ; provided, however, that the term "Acquisition" shall not include the purchase or acquisition of, or any expenditure towards the purchase or acquisition of, (i) inventory acquired in the ordinary course of business for resale to customers or (ii) (A) prescription files so long as the aggregate amount expended in any fiscal year to acquire prescription files does not exceed $2,000,000, (B) inventory acquired for resale to customers or
(C) Capital Expenditures unless, in the case of clause (ii), such purchase, acquisition or expenditure is made in connection with the acquisition of (x) all the common stock of any on-going business,
(y) all or substantially all the assets of any on-going business or
(z) one or more drugstores.

     Acquisition Fixed Charge Coverage Ratio shall mean, for any period in connection with the Acquisition of any Acquired Entity, the ratio of (a) the sum of (i) EBITDA of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period plus Lease Expense (but only to the extent of the amount of such Lease Expense that was deducted in calculating such EBITDA) for such period less Capital Expenditures for such period, (ii) Acquired EBITDA of such Acquired Entity for such period plus Acquired Lease Expense of such Acquired Entity (but only to the extent of the amount of such Acquired Lease Expense that was deducted in calculating such Acquired EBITDA) for such period and (iii) Acquired EBITDA of any previously acquired Entity (but only to the extent that such Acquired EBITDA is allocable to such period) plus Acquired Lease Expense of any previously acquired Entity (but only to the extent of the amount of such Acquired Lease Expense that was deducted in calculating such Acquired EBITDA) to (b) the sum of (i) Interest Expense for such period,
(ii) Acquired Interest Expense of such Acquired Entity for such Period, (iii) Acquired Interest Expense of any previously acquired Entity (but only to the extent that such Acquired Interest Expense is allocable to such period), (iv) cash income taxes paid by the Borrower and the Subsidiaries on a consolidated basis during such period, (v) Lease Expense for such period, (vi) Acquired Lease Expense of such Acquired Entity for such Period, (vii) Acquired Lease Expense of any previously acquired Entity (but only to the extent that such Acquired Lease Expense is allocable to such period), (viii) the Term Loan Repayment Amounts scheduled to be paid during such period and (ix) scheduled payments during such period of the principal of permitted Indebtedness of the Borrower and the Subsidiaries other than the Loans.

     Adjusted LIBO Rate shall mean, with respect to any Eurodollar Borrowing for any Interest
Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves. For purposes hereof, the term LIBO Rate shall mean the average of the respective rates per annum at which dollar deposits approximately equal in principal amount to each Reference Lender's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of such Reference Lender in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
          Administrative Fees shall have the meaning assigned to such term in Section 2.05(b).

          Administrative Questionnaire  shall mean an
Administrative Questionnaire in the form of Exhibit C.

          Affiliate shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.
Alternate Base Rate shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, the term Prime Rate shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term Base CD Rate shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. The term
Three-Month Secondary CD Rate shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotia ble certificate of deposit dealers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          Applicable Percentage of any Participating Lender shall mean the percentage of the aggregate Revolving Credit Commitments represented by such Participating Lender's Revolving Credit
Commitment.

          Applicable Rate Percentage shall mean on any date, with respect to the Commitment Fee,
Eurodollar Loans or ABR Loans, as the case may be, the lowest applicable percentage set forth in the table below based upon the Funded Debt to EBITDA Ratio for the four-fiscal-quarter period ending on the last day of the immediately preceding fiscal quarter for which the certificate referred to in the next succeeding paragraph has been received by the Administrative Agent, as set forth in the following table; provided, however, that the Applicable Rate Percentages in respect of the Commitment Fee, the LIBOR Spread and the ABR Spread for the period from and including the Restatement Date to but excluding the date of receipt by the Lenders of the Borrower's financial statements for the fiscal quarter ending October 29, 1994, shall be the Applicable Rate Percentages specified for Level IV in the table below:

COMMITMENT FEE/LIBOR SPREAD/ABR SPREAD
(Basis Points Per Annum)

Funded Debt to
EBITDA Ratio

Commitment Fee

LIBOR Spread

ABR Spread
Level I

Less than or equal to
2.50
               25.00
               75.00
               0.00

Level II
Less than or equal to
3.00 but greater than
2.50
               37.50
               100.00
               0.00

Level III
Less than or equal to
3.50 but greater than
3.00
               37.50
               125.00
               25.00

Level IV
Greater than
3.50
               50.00
               150.00
               50.00

     For purposes of the foregoing, (a) any change in the Applicable Rate Percentages based on the Funded Debt to EBITDA Ratio shall be effective for all purposes on and after the date of receipt by the Administrative Agent of the certificate described in
Section 6.04(d) for the most recently ended fiscal quarter and (b) notwithstanding the foregoing provision of clause
(a), no reduction in the above Applicable Rate Percentages shall be effective if any Event of Default or Default shall exist and be continuing. Any change in the LIBOR Spread or the ABR Spread due to a change in the applicable Level shall apply to all Eurodollar Rate Loans made on or after the commencement of the period (and to ABR Loans that are outstanding at any time during the period) commencing on the effective date of such change in applicable Level and ending on the date immediately preceding the effective date of the next such change in applicable Level.

     Notwithstanding the foregoing, at any time during which the Borrower has failed to deliver the certificate described in Section 6.04(d) in accordance with the provisions thereof, (a) the LIBOR Spread shall be deemed to be that of Level IV with respect to Eurodollar Loans made on and after the date on which the failure to deliver such certificate occurred until such date as the Administrative Agent shall receive such certificate in accordance with the provisions of Section 6.04(d), which change in the LIBOR Spread shall become effective with respect to Eurodollar Loans made on and after the date on which such certificate was received, (b) the ABR Spread shall be deemed to be that of Level IV until such time as the
Administrative Agent shall receive such certificate in accordance with the provisions of Section 6.04(d) and (c) the Commitment Fee shall be deemed to be that of Level IV until such time as the Administrative Agent shall receive such certificate in accordance with the provisions of Section 6.04(d).

          Assessment Rate shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then-current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

          Assignment and Acceptance shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

          BA Disbursement shall mean, with respect to any Bankers' Acceptance, any payment of the face amount of such Bankers'
Acceptance made by the Primary Fronting Bank to the holder thereof upon the maturity thereof.

          BA Discount Rate shall mean, with respect to any Bankers' Acceptance, the current quoted discount rate for bankers' acceptances of the Primary Fronting Bank on the date of the origination of such Bankers' Acceptance for bankers' acceptances in an amount substantially equal to the face amount of such Bankers' Acceptance and having the same maturity as such Bankers' Acceptance.
          BA Documents shall mean, with respect to any Bankers' Acceptance, such documents and agreements as the Primary Fronting Bank may reasonably require in connection with the creation of such Bankers' Acceptance.

          BA Exposure shall mean, at any time, the sum of (a) the maximum aggregate amount that is, or at any time thereafter may become, payable by the Primary Fronting Bank under all Bankers' Acceptances then outstanding and (b) the aggregate amount of BA Disbursements for which the Primary Fronting Bank or the Lenders, as the case may be, have not been reimbursed by the Borrower at such time.
          Bankers' Acceptance shall mean a bill of exchange or draft denominated in dollars (a) drawn
(i) in the case of a Clean Bankers' Acceptance, by the Borrower,
(ii) in the case of a Trade Banker's Acceptance, in the name of the beneficiary of the related Trade Letter of Credit and (iii) in each case, in the ordinary course of the Borrower's business and accepted by the Primary Fronting Bank on the Primary Fronting
Bank's form of draft in effect from time to time, (b) in the case of a Clean Bankers' Acceptance, for a face amount of $1,000,000 or any integral multiple of $250,000 in excess thereof and (c) for a term (i) in the case of a Clean Bankers' Acceptance, of not less than 30 days or more than 120 days and (ii) in the case of a Trade Bankers' Acceptance, of not less than 20 or more than 120 days.

Bankers' Acceptance Request  shall mean a request made pursuant to
Section 3.02 in the form
of Exhibit K.

Board  shall mean the Board of Governors of the Federal Reserve
System of the United States.

Borrowing shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

          Business Day shall mean any day (other than a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term Business Day shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
          Capital Expenditures shall mean, for any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment and other capital expenditures on a consolidated statement of cash flows for the Borrower and the Subsidiaries during such period (including the amount of assets leased under any Capital Lease Obligation). Notwithstanding the foregoing, the term Capital Expenditures shall not include capital expenditures in respect of the reinvestment of insurance proceeds and condemnation proceeds received by the Borrower or any Subsidiary in connection with the disposition of the Borrower's or such Subsidiary's assets or properties in the nature of a casualty or condemnation, if (as contemplated in the definition of the term Prepayment Event ) such reinvestment (including, in the case of insurance proceeds, reinvestment in the form of restoration or replacement of damaged property) shall have resulted in the event giving rise to the receipt of such amounts not being considered a Prepayment Event as contemplated in the definition of such term.

          Capital Lease Obligations of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

     A Change in Control shall be deemed to have occurred if (a) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) other than ML Capital Partners, Inc. and its Affiliates shall own directly or indirectly, beneficially or of record, shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) a change in the membership of the board of directors of the Borrower shall occur at any time during any twelve-month period such that, following such change, at least 30% of the members of the board of directors were not members of the board of directors at the beginning of such twelve-month period (but only if the election of such new members of the board of directors was not approved by a majority of the directors who were either sitting at the beginning of such twelve-month period or elected to the board of directors during such twelve-month period with the approval of a majority of the directors who were sitting at the beginning of such twelve-month period); or (c) any Person or group other than ML Capital Partners, Inc. and its Affiliates shall otherwise directly or indirectly Control the Borrower.

     Change in Liquidity From Receivables Programs shall mean, for any period, the net change from the first day of such period to the last day of such period in accounts receivable of the Borrower resulting from the sale of such accounts receivable by the Borrower and receipt by the Borrower of the cash proceeds of such sale pursuant to Permitted Receivables Purchase Agreements, calculated in accordance with GAAP applied on a basis consistent with the Borrower's audited consolidated financial statements for the fiscal year ended January 30, 1993.

     Clean Bankers' Acceptance  shall mean (a) each Bankers'
Acceptance that is not a Trade
Bankers' Acceptance and (b) each Existing Clean Bankers'
Acceptance; each Clean Bankers' Acceptance (other than an Existing Clean Bankers' Acceptance) shall be originated by the Primary
Fronting Bank in accordance with Section 3.02(c).

  Code shall mean the Internal Revenue Code of 1986, or any successor statute thereto, as the same may be amended from time to time.

  Collateral shall mean all the Collateral as defined in any Security Document and shall also include the Lockbox Collateral and the Mortgaged Properties.

  Collateral Agent shall mean Chemical Bank, as Collateral Agent under the Security Documents, the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement.

     Commitment shall mean, with respect to each Lender, such Lender's Term Loan Commitment and Revolving Credit Commitment.

     Commitment Fee shall have the meaning assigned to such term in Section 2.05(a).

     Common Stock shall mean the Voting Common Stock and the Non-Voting Common Stock.
     Confidential Information Memorandum shall mean the Confidential Information Memorandum of the Borrower dated June 1994.
Consideration shall mean, with respect to any Acquisition, the aggregate consideration to be paid by the Borrower or any Subsidiary in connection with such Acquisition, including (a) any Indebtedness assumed or incurred by the Borrower or any Subsidiary in connection with such Acquisition and (b) any shares of the Borrower's capital stock or other equity securities, or any obligations convertible into or exchangeable for (or giving any Person a right, option or warrant to acquire) such securities or such convertible or exchangeable obligations, in each case issued by the Borrower in connection with such Acquisition.
     Control shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms Controlling and Controlled shall have meanings correlative thereto.
     Credit Event  shall have the meaning assigned to such term in
Article V.
     Default shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.
     Default Rate  shall have the meaning assigned to such term in
Section 2.07.
     dollars or $ shall mean lawful money of the United States. EBITDA with respect to any Person for any period shall mean (a) the sum of (i) Net Income of such Person for such period, (ii) all Federal, state, local and foreign taxes deducted in determining such Net Income, (iii) interest expense deducted in determining such Net Income and (iv) depreciation, amortization and other noncash charges deducted in determining such Net Income, less (b) any noncash income included in determining such Net Income.
     11-1/8% Subordinated Debenture Indenture shall mean the Subordinated Debenture Indenture dated as of May 1, 1986, between the Borrower and Bank of America, N.A., as trustee, as successor to Mellon Bank, N.A., relating to the 11-1/8% Subordinated Debentures, as such Subordinated Debenture Indenture may from time to time be amended or modified in accordance with Section 7.10.
11-1/8% Subordinated Debentures shall mean the 11-1/8% Subordinated Debentures due 2001 of the Borrower, as such 11-1/8% Subordinated Debentures may from time to time be amended or modified in accordance with Section 7.10.

     Equipment Agency Arrangements shall mean arrangements between the Borrower and one or more equipment lessors (the "Equipment Lessors") pursuant to which
(a) the Borrower, acting as the Equipment Lessor's agent or otherwise, orders and/or pays for equipment to be used in the Borrower's business, (b) the Equipment Lessor reimburses the Borrower for any such payment and (c) the Equipment Lessor leases such equipment to the Borrower.
Equipment Lessor shall have the meaning assigned to such term in the definition of the term
"Equipment Agency Arrangements".
     Equity Issuance shall mean any issuance or sale by the Borrower of any shares of its capital stock or other equity securities, or any obligations convertible into or exchangeable for (or giving any Person a right, option or warrant to acquire) such securities or such convertible or exchangeable obligations, other than (a) sales or issuances of Common Stock to management or key employees of the Borrower or any of its Subsidiaries under any employee stock option or stock purchase plan in existence from time to time, not to exceed in the aggregate $6,000,000 in any fiscal year or (b) issuances or sales of any securities by any Subsidiary to a Subsidiary that is a Guarantor or to the Borrower or by the Borrower to any Subsidiary that is a Guarantor; provided, however, that the term Equity Issuance shall not include any issuance or sale of Common Stock to any Person that is not an Affiliate of the Borrower to the extent that the consideration for such issuance or sale is a drugstore or any assets thereof or all or substantially all the capital stock of any corporation that engages exclusively in a business or businesses substantially similar to one or more lines of business in which the Borrower or any Subsidiary is principally engaged on the date hereof.
     Equity Issuance Balance shall mean (a) 100% of the Net Proceeds from any Equity Issuance minus (b) the aggregate amount of such Net Proceeds that has been applied by the Borrower (or placed in the Repurchase Account pursuant to Section 2.13(d) to be applied by the Borrower) to redeem or repurchase 11-1/8% Subordinated Debentures pursuant to Section 7.09(a)(iii)(B).
     ERISA shall mean the Employee Retirement Income Security Act of 1974, or any successor statute, as the same may be amended from time to time.
     ERISA Affiliate shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.
     Eurodollar Borrowing shall mean a Borrowing comprised of Eurodollar Loans.
     Eurodollar Loan shall mean any Eurodollar Term Loan or Eurodollar Revolving Loan.

Eurodollar Revolving Loan shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.
     Eurodollar Term Loan shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.
     Event of Default shall have the meaning assigned to such term in Article VIII.
     Existing Clean Bankers' Acceptance shall mean each bill of exchange or draft denominated in dollars that (a) was drawn by the Borrower in the ordinary course of the Borrower's business, (b) was accepted by NationsBank, (c) is outstanding on the Restatement Date and (d) is listed in part I of Schedule 1.01(a).
     Existing Standby Letter of Credit shall mean each standby letter of credit that (a) was issued by NationsBank for the account of the Borrower, (b) is outstanding on the Restatement Date and (c) is listed in part II of Schedule 1.01(a).
          Existing Trade Bankers' Acceptance shall mean each bill of exchange or draft denominated in dollars that (a) was drawn by the beneficiary of a related commercial documentary letter of credit in the ordinary course of the Borrower's business, (b) was accepted by NationsBank, (c) is outstanding on the Restatement Date and (d) is listed in part III of Schedule 1.01(a).
Existing Trade Letter of Credit shall mean each commercial documentary letter of credit that
(a) was issued by NationsBank for the account of the Borrower, (b) is outstanding on the Restatement Date and (c) is listed in part IV of Schedule 1.01(a).
          Facilities shall mean, collectively, the Term Facility and the Revolving Facility.
          Federal Funds Effective Rate shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          Fees shall mean the Administrative Fees, the Commitment Fees, the LC/BA Fees, the fees specified in Section 2.05(c) and the fees specified in Section 3.09.
          Financial Officer of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.
          Fixed Charge Coverage Ratio shall mean, for any period, the ratio of (a) EBITDA of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period plus Lease Expense (but only to the extent of the amount of such Lease Expense that was deducted in calculating such EBITDA) for such period less Capital Expenditures for such period to (b) the sum of (i) Interest Expense for such period, (ii) cash income taxes paid by the Borrower and the Subsidiaries on a consolidated basis during such period, (iii) Lease Expense for such period, (iv) the Term Loan Repayment Amounts scheduled to be paid during such period and (v) scheduled payments during such period of the principal of permitted Indebtedness of the Borrower and the Subsidiaries other than the Loans.
          Fronting Banks shall mean (a) with respect to Letters of Credit (other than IRB Letters of
Credit) and Bankers' Acceptances, the Primary Fronting Bank, and
(b) with respect to IRB Letters of Credit, the IRB Fronting Bank. Funded Debt shall mean all Indebtedness of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding Indebtedness described in clause
(i) of the definition of such term.
Funded Debt to EBITDA Ratio shall mean, with respect to any fiscal period, the ratio of
(a) Funded Debt on the last day of such period to (b) EBITDA of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period.
          Funding I Lease shall mean (a) the sale and master operating leaseback of 72 store premises pursuant to the Lease Agreement dated as of January 15, 1987, as amended to the date hereof, among JEC Funding, Inc., as lessor, and the Borrower as lessee, and (b) the documents related thereto.
          Funding II Lease shall mean (a) the capital lease of store premises pursuant to the Lease Agreement dated as of March 31, 1989, among JEC Facilities Funding II, Inc., as lessor, and the Borrower, as lessee, and (b) the documents related thereto.
          GAAP shall mean generally accepted accounting principles in the United States.
Governmental Authority shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.
          Guarantee of or by any Person shall mean any obligation, contingent or otherwise (whether or not denominated as a guarantee), of such person guaranteeing any Indebtedness of any other person (the primary obligor ) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.
     Guarantee Agreement shall mean the Guarantee Agreement dated as of June 14, 1993, as amended and restated as of August 3, 1994, among the Guarantors and the Collateral Agent.
     Guarantor shall mean each Subsidiary that shall be one of the initial parties to the Guarantee Agreement and any other Person that shall become a Guarantor pursuant to Section 6.10 or clause
(q) of Article VIII.
     IC Florida  shall mean Pharmacy Dynamics Group, Inc., a
Florida corporation.
     IC Holdings shall mean Insta-Care Holdings, Inc., a Florida corporation.
     IC Holdings Convertible Debentures shall mean the Convertible Debentures issued pursuant to the IC Holdings Management Subscription Agreement, as such Convertible Debentures may from time to time be amended or modified in accordance with Section 7.10.
IC Holdings Employees shall mean (a) employees of IC Holdings or any of its subsidiaries and their estates, (b) the spouses, parents and issue of employees of IC Holdings or any of its subsidiaries and their estates and (c) trusts, corporations and partnerships, the beneficiaries, stockholders or partners of which include only the persons listed in clauses (a) and (b) above.
     IC Holdings Management Subscription Agreement shall mean the Subscription Agreement dated as of May 1, 1990, among IC Holdings and certain IC Holdings Employees pursuant to which such IC Holdings Employees have agreed to purchase IC Holdings Convertible Debentures, as such Subscription Agreement may from time to time be amended or modified in accordance with Section 7.10.
     IC Holdings Sale shall mean the sale, transfer or other disposition by the Borrower of the business and assets of IC Holdings or the capital stock of IC Holdings, whether by means of an initial public offering or otherwise.
IC Holdings Sale Balance shall mean (a) 100% of the Net Proceeds from the IC Holdings Sale minus (b) the aggregate amount of such Net Proceeds that has been applied by the Borrower (or placed in the Repurchase Account pursuant to Section 2.13(c) to be applied by the Borrower) to redeem or repurchase 11-1/8% Subordinated Debentures pursuant to
Section 7.09(a)(iii)(A).
     IC Texas  shall mean Insta-Care Pharmacy Services Corp., a
Texas corporation.

     IFS Sale and Leaseback shall mean the sale and leaseback transaction consummated by the Borrower on June 15, 1993, whereby the Borrower sold certain photographic processing equipment to Imaging Financial Services, Inc., a Delaware corporation, and entered into a lease in respect of such equipment.
     Inactive Subsidiary shall mean any subsidiary of the Borrower that (a) has assets with a total market value not in excess of $1,000 and (b) has not conducted any business or other operations during the prior 12-month period.
     Indebtedness  of any Person shall mean, without duplication,
(a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind other than deposits or advances in the ordinary course of business, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid,
(d) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued expenses arising in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such Person as an account party to reimburse any bank or any other Person in respect of letters of credit or bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

     Indemnity, Subrogation and Contribution Agreement shall mean the Indemnity, Subrogation and Contribution Agreement dated as of June 14, 1993, as amended and restated as of August 3, 1994, among the Guarantors and the Collateral Agent.
     Institutional Investors shall mean the Institutional Investors that purchased class A stock and cumulative redeemable preferred stock pursuant to the Investor Stock Subscription Agreements.
Interest Coverage Ratio  shall mean, for any period, the ratio of
(a) EBITDA of the Borrower
and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period less Capital Expenditures during such period to (b) Interest Expense for such period.
     Interest Expense shall mean, for any period, the gross interest expense of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding any fees and expenses payable or amortized during such period by the Borrower in connection with the

Transactions. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower with respect to Rate Protection Agreements.
     Interest Payment Date shall mean (a) with respect to any Loan, the last day of the Interest
Period applicable to the Borrowing of which such Loan is a part,
(b) with respect to any Swingline Loan, the last day of the Interest Period applicable to such Swingline Loan and (c) with respect to any Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, provided that upon any conversion of an ABR Borrowing to a Eurodollar Borrowing on a day other than the last day of the Interest Period with respect to such ABR Borrowing, the Interest Payment Date for such ABR Borrowing shall be the last day of such Interest Period. Interest Period shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, and
(iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11, 2.12 or 2.13, and (c) as to any Swingline Loan, the period commencing on the date such Swingline Loan is made or on the last day of the immediately preceding Interest Period applicable to such Swingline Loan, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date and (iii) any date on which the Swingline Lenders require the Lenders to purchase all or any portion of such Swingline Loan pursuant to Section 2.22(c); provided, however, that, if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
Investor Stock Subscription Agreements shall mean (a) the Subscription Agreement dated as of
April 30, 1986, among the Borrower, the financial institutions identified therein, the Merrill Lynch Affiliate Investors and the Institutional Investors and (b) the Subscription Agreement dated as of April 30, 1986, between the Borrower and Morgan Capital Corporation, as such Subscription Agreements may from time to time be amended or modified in accordance with Section 7.10.
     IRB Fronting Bank shall mean any Lender designated as such by written notice to the Administrative Agent from the Borrower, which designation shall be effective upon receipt by the Managing Agents of an instrument, in form and substance satisfactory to the Managing Agents, whereby such Lender assumes the obligations of the IRB Fronting Bank hereunder.
     IRB Letter of Credit shall mean any Standby Letter of Credit issued by the IRB Fronting Bank in accordance with (a) Section 5.4 of the Lease Agreement dated as of November 1, 1986, between The Industrial Development Board of the City of Hammond, Inc. and the Borrower or (b) Section 5.4 of the Lease Agreement dated as of December 1, 1986, between Development Authority of Coweta County and the Borrower, and any extensions and replacements thereof, as such Standby Letter of Credit may from time to time be amended, supplemented or modified.

     LC/BA Commitment shall mean at any time an amount equal to the lesser of (a) $155,000,000, as the same may be reduced from time to time pursuant to Section 3.08, and (b) the Revolving Credit Commitment at such time. The LC/BA Commitment shall automatically and permanently terminate on the LC/BA Maturity Date.
LC/BA Exposure shall mean, at any time of determination, the sum of (a) the Trade LC
Exposure, (b) the Standby LC Exposure and (c) the BA Exposure at such time.
     LC/BA Fee  shall have the meaning given such term in Section
3.04.
     LC/BA Maturity Date shall mean the fifth Business Day prior to the Revolving Credit Maturity Date.
LC Disbursement shall mean any payment or disbursement made by a Fronting Bank under or pursuant to a Letter of Credit.
Lease Expense shall mean, for any period, with respect to any operating leases of the Borrower and the Subsidiaries, all amounts paid or accrued during such period under such operating leases (whether or not constituting rental expense) by the Borrower and the Subsidiaries on a consolidated basis.
     Leasehold Mortgage shall mean any Mortgage that is a leasehold mortgage.
     Letter of Credit Application shall mean a commercial or standby letter of credit application, as applicable, in the relevant Fronting Bank's customary form, as such form may be modified from time to time by such Fronting Bank.
     Letters of Credit shall mean Trade Letters of Credit and Standby Letters of Credit.
LIBOR Spread shall have the meaning specified in the definition of the term Applicable Rate
Percentage .

     Lien shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, assignments for security (whether collateral or otherwise), hypothecation, encumbrance, lease, sublease, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     Loan Documents shall mean this Agreement, the Notes, the Letters of Credit, the Bankers'
Acceptances, the BA Documents, the Security Documents, the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement.
     Loans shall mean the Revolving Loans and the Term Loans. Lockbox Agreements shall mean any lockbox agreements among the Borrower, the Collateral
Agent and a Sub-Agent (as defined in each Lockbox Agreement), substantially in the form of Annex 1 to the Security Agreement. Lockbox Collateral shall have the meaning assigned to such term in each of the Lockbox
Agreements.
Management Investors shall mean the officers of the Borrower who purchased Class A Stock and Class B Stock pursuant to the Management Subscription Agreement.
     Management Subscription Agreement  shall mean, collectively,
(a) the Management Subscription Agreement dated as of April 30, 1986, (b) the Management Subscription Agreement dated as of June 30, 1987, and (c) the Management Subscription Agreement dated as of November 1, 1987, in each case, among the Borrower and the Management Investors and pursuant to which the Management Investors purchased Class A Stock and Class B Stock, as such agreements may from time to time be amended or modified in accordance with Section 7.10.
     Margin Stock shall have the meaning given such term under Regulation U.
     Material Adverse Effect shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, or the material agreements of the Borrower and the Subsidiaries, taken as a whole, (b) material impairment of the ability of the Borrower or any Subsidiary to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Administrative Agent, the Fronting Banks, the Collateral Agent or the Lenders under any Loan Document.
     Merrill Lynch Affiliate Investors shall mean the Affiliates of Merrill Lynch & Co., Inc. on

April 30, 1986, who purchased class A stock and cumulative redeemable preferred stock pursuant to the Investor Stock Subscription Agreements.
Mortgaged Properties shall mean the owned real properties of the Borrower specified on
Schedule 1.01(b).
     Mortgages shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents (including the Assignments of Leases and Rents), modifications and other security documents delivered pursuant to Section 5.02(k) or Section 6.10, each (except in the case of any Leasehold Mortgage) substantially in the form of
Exhibit I.
Multiemployer Plan  shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA
to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or
(o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
Net Income with respect to any Person for any period shall mean the aggregate net income (or net deficit) of such Person and its subsidiaries determined on a consolidated basis for such period, which shall be equal to gross revenues for such Person and its subsidiaries determined on a consolidated basis during such period less the aggregate for such Person and its subsidiaries determined on a consolidated basis during such period of, without duplication, (a) cost of goods sold, (b) interest expense, (c) operating expenses, (d) selling, general and administrative expenses, (e) taxes, (f) depreciation, depletion and amortization of properties and (g) any other items that are treated as expense under GAAP, all computed in accordance with GAAP; provided, however, that the term Net Income shall exclude (i) gains and losses from the sale of assets other than in the ordinary course of business and (ii) any write-up in the value of any asset.
     Net Proceeds shall mean, with respect to any Prepayment Event, the IC Holdings Sale or any
Equity Issuance, (a) the gross proceeds (including, if applicable, insurance proceeds, condemnation awards and payments from time to time in respect of installment obligations) received by or on behalf of the Borrower or any of its Subsidiaries in respect of such Prepayment Event, the IC Holdings Sale or such
Equity Issuance, less (b) the sum of (i) in the case of a Prepayment Event under clause (a) or (b) of the definition thereof or the IC Holdings Sale, the amount, if any, of all taxes (other than income taxes) payable by the Borrower or any of its Subsidiaries in connection with such Prepayment Event or the IC Holdings Sale and the Borrower's good-faith best estimate of the amount of all income taxes payable in connection with such Prepayment Event or the IC Holdings Sale (to the extent that such amount shall have been set aside for the purpose of paying such income taxes), (ii) in the case of a Prepayment Event under clause
(a) of the definition thereof or the IC Holdings Sale, (A) the amount of any reasonable reserve established in accordance with GAAP against any liabilities associated with the assets sold or disposed of and retained by the Borrower or any of its Subsidiaries, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of a Prepayment Event or the IC Holdings Sale occurring on the date of such reduction, and (B) the amount applied to repay any Indebtedness (other than the Loans and the Swingline Loans) to the extent such Indebtedness is required by its terms to be repaid as a result of such Prepayment Event or the IC Holdings Sale and (iii) reasonable and customary fees, commissions and expenses and other costs paid by the Borrower or any of its Subsidiaries in connection with such Prepayment Event, the IC Holdings Sale or Equity Issuance (other than those payable to the Borrower or any subsidiary of the Borrower), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.
     Net Working Capital shall mean, with respect to any Person and its subsidiaries on a consolidated basis at any date, (a) the sum of inventory (calculated using a first-in-first-out accounting method), current receivables (including trade receivables and current rent receivables) and prepaid expenses minus (b) the sum of accrued expenses currently payable and trade payables, as each of such items would appear on a consolidated balance sheet of such Person and its subsidiaries as of the date of determination in accordance with GAAP.
     9-1/4% Senior Subordinated Note Indenture shall mean the Senior Subordinated Note Indenture dated as of November 1, 1993, between the Borrower and State Street Bank and Trust Company of Connecticut, National Association , as trustee, as such Senior Subordinated Note Indenture may from time to time be amended or modified in accordance with Section 7.10.
     9-1/4% Senior Subordinated Notes shall mean the 9-1/4% Senior Subordinated Notes due 2004 of the Borrower, as such 9-1/4% Senior Subordinated Notes may from time to time be amended or modified in accordance with Section 7.10.
     1993 Credit Agreement shall mean the Credit Agreement dated as of June 14, 1993, among the Borrower, the Lenders listed therein, Chemical Bank and NationsBank, as Managing Agents and Swingline Lenders, and Chemical Bank, as Administrative Agent.
     Non-Voting Common Stock shall mean the Borrower's Non-Voting Common Stock (Series I), par value $.01 per share.
     Notes shall mean the Term Notes, the Revolving Credit Notes and the Swingline Notes.
Obligations shall mean all obligations defined as Obligations in the Guarantee Agreement and the Security Documents.

Outstanding Bankers' Acceptances shall mean at any time the Bankers' Acceptances outstanding at such time.
Outstanding Clean Bankers' Acceptances shall mean at any time the Clean Bankers' Acceptances outstanding at such time.
Outstanding Letters of Credit shall mean at any time the Letters of Credit outstanding at such time.
Outstanding Standby Letters of Credit shall mean at any time the Standby Letters of Credit outstanding at such time.
Outstanding Trade Bankers' Acceptances shall mean at any time the Trade Bankers' Acceptances outstanding at such time.
     Outstanding Trade Letters of Credit shall mean at any time the Trade Letters of Credit outstanding at such time.
Participating Lender shall mean at any time any Lender with a Revolving Credit Commitment at such time.
PBGC shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
     Perfection Certificate shall mean the Perfection Certificate, substantially in the form of Annex 2 to the Security Agreement, prepared by the Borrower.
     Permitted Acquisition shall mean any Acquisition by the Borrower or any of its Subsidiaries of any Acquired Entity engaged in one or more lines of business substantially similar to those in which the Borrower or any Subsidiary is principally engaged as of the Restatement Date, so long as (a) the Consideration to be paid by the Borrower or any Subsidiary in connection with such Acquisition does not exceed $50,000,000 and (b) the sum of (i) the Consideration to be paid by the Borrower or any Subsidiary in connection with such Acquisition and (ii) the aggregate Consideration paid by the Borrower or any Subsidiary in connection with all prior Permitted Acquisitions that were consummated in the fiscal year in which such Acquisition will occur does not exceed $100,000,000. Notwithstanding the immediately preceding sentence, no Acquisition for which the Consideration to be paid by the Borrower or any Subsidiary exceeds $15,000,000 shall be deemed to be a Permitted Acquisition unless the Borrower shall, not less than ten days prior to the consummation of such Acquisition, (a) furnish to the Lenders written notice of such Acquisition and the Consideration to be paid in connection therewith, (b) furnish to the Lenders a certificate, certified by one of the Borrower's Financial Officers, setting forth in reasonable detail (i) the calculation of Acquired EBITDA, Acquired Interest Expense, Acquired Lease Expense and Acquired Net Income with respect to such Acquired Entity and (ii) the calculation of the ratios specified in clause (c) below and (c) furnish to the Lenders a certificate, certified by one of the Borrower's Financial Officers, stating that, after giving pro forma effect to such Acquisition as if it had been consummated on the last day of the Borrower's most recently completed period of four consecutive fiscal quarters for which a certificate has been delivered pursuant to Section 6.04(d), (i) the ratio of (A) Funded Debt on the last day of such period to (B) the sum of (x) EBITDA of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period, (y) Acquired EBITDA of such Acquired
Entity for such period and (z) Acquired EBITDA of any previously acquired Acquired Entity (but only to the extent that such Acquired EBITDA is allocable to such period) would be less than or equal to the ratio set forth in Section 7.11 as being applicable to such period, (ii) the ratio of (A) the sum of (x) EBITDA of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period less Capital Expenditures during such period, (y) Acquired EBITDA of such Acquired Entity for such period and (z) Acquired EBITDA of any previously acquired Acquired Entity (but only to the extent that such Acquired EBITDA is allocable to such period) to (B) the sum of (x) Interest Expense for such period, (y) Acquired Interest Expense of such Acquired Entity for such period and (z) Acquired Interest Expense of any previously acquired Acquired Entity (but only to the extent that such Acquired Interest Expense is allocable to such period) would be greater than or equal to the ratio set forth in
Section 7.12 as being applicable to such period and (iii) the Acquisition Fixed Charge Coverage Ratio for such period shall be greater than or equal to 1.10 to 1.00.
     Permitted Investments  shall mean:
(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within six months from the date of acquisition thereof by the Borrower or any Subsidiary;
(b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof by the Borrower or any Subsidiary and having, at such date of acquisition, a credit rating of A1 from Standard & Poor's Corporation or P1 from Moody's Investors Service, Inc.;
(c) investments in certificates of deposit, bankers' acceptances and time deposits maturing within six months from the date of acquisition thereof by the Borrower or any Subsidiary issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic office of either Managing Agent or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof which is rated (or the senior debt securities of the holding company of such commercial bank are rated) in one of the three highest grades by Standard & Poor's Corporation or Moody's Investors Service, Inc., or another nationally recognized rating agency if neither of such two named rating agencies shall rate such bank;

(d) investments in commercial paper maturing within six months from the date of acquisi-tion thereof by the Borrower or any Subsidiary and issued by (i) the holding company of either Managing Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has commercial paper rated in one of the three highest grades by Standard & Poor's Corporation or Moody's Investors Service, Inc., or another nationally recognized rating agency if neither of such two named rating agencies shall rate such bank;
(e) repurchase agreements maturing within six months from the date of acquisition thereof by the Borrower or a Subsidiary with (i) any Lender (of Affiliate thereof), (ii) any bank or trust company referred to in paragraph
(c) or (d) above or (iii) Broadway National Bank, in each case, for, and fully collateralized by a perfected security interest in, underlying securities of the type referred to in paragraph (a) above, provided that, in the case of any such repurchase agreements with Broadway National Bank, the aggregate amount of the repurchase obligations thereunder shall not at any time exceed $2,000,000.
          (f) investments in Merrill Lynch Institutional Fund, Merrill Lynch Government Fund,
Merrill Lynch Treasury Fund, Merrill Lynch Institutional Tax-Exempt Fund, American Express
          Daily Dividends Fund and American Express Government and
Agencies Fund.
(g) other investment instruments approved in writing by the Required Lenders and offered by financial institutions that have a combined capital and surplus and undivided profits of not less than $250,000,000.
     Permitted Receivables Purchase Agreements shall mean, collectively, (a) the Receivables
Purchase Agreement dated as of March 29, 1990, as amended and restated as of May 16, 1991, and as further amended as of June 14, 1993, and as the expiration date thereof may be extended from time to time, between the Borrower and Mellon Bank, N.A., providing for the transfer to Mellon Bank, N.A. of an undivided interest in a pool of Third Party Receivables, (b) any agreement providing for the transfer by the Borrower of Third Party Receivables that is entered into with the prior written consent of the
Required Lenders and (c) any other agreements providing for the transfer by the Borrower of Third Party Receivables in a true sale transaction, on terms no less favorable to the Borrower and the Lenders than the receivables purchase agreement described in clause
(a) above, in each case if and to the extent permitted by Section
7.05(e).
Person shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

Plan shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained for employees of the Borrower or any ERISA Affiliate.
     Pledge Agreement shall mean the Pledge Agreement dated as of June 14, 1993, as amended and restated as of August 3, 1994, among the Borrower, the Guarantors and the Collateral Agent.
     Prepayment Account shall have the meaning assigned to such term in Section 2.13(h).
     Prepayment Event shall mean (a) any sale, transfer or other disposition of any business units, assets or other properties of the Borrower or any of its Subsidiaries (including dispositions in the nature of casualties (to the extent covered by insurance) or condemnations), (b) any sale and leaseback of any asset or the mortgaging of any real property other than pursuant to a Mortgage (or a modification thereof) by the Borrower or any of its Subsidiaries or (c) the issuance or incurrence by the Borrower or any of its Subsidiaries of any Indebtedness (other than any indebtedness that the Borrower or any Subsidiary is permitted to incur pursuant to Section 7.01), or the issuance or sale by the Borrower or any of its Subsidiaries of any debt securities or any obligations convertible into or exchangeable for, or giving any person or entity any right, option or warrant to acquire from the Borrower or any of its Subsidiaries any Indebtedness (other than any indebtedness that the Borrower or any Subsidiary is permitted to incur pursuant to Section 7.01), or any such debt securities or any such convertible or exchangeable obligations. Notwithstanding the foregoing, the term Prepayment Event shall not include:
(i) sales, transfers and other dispositions of business units, assets and other properties on commercially reasonable terms permitted pursuant to Section 7.05(a) with Net Proceeds not exceeding in the aggregate $6,000,000 in any fiscal year, provided that at any time when the Net
Proceeds of any such sale, transfer and other disposition, together with the aggregate Net Proceeds of all other such sales, transfers and other dispositions during the same fiscal year, shall exceed $6,000,000 in any fiscal year, a Prepayment Event shall be deemed to have occurred, and the resultant prepayment in connection with such Prepayment Event shall equal the amount by which the aggregate Net Proceeds of such sales, transfers and dispositions exceeds $6,000,000;
(ii) sales of inventory, used or surplus equipment, vehicles and other assets in the ordinary course of business;
(iii) the receipt of insurance or condemnation proceeds in respect of the loss, damage, destruction or taking of any asset of the Borrower or any such Subsidiary, provided that (A) the aggregate amount of insurance or condemnation proceeds received by the Borrower and the Subsidiaries in connection with the event that resulted in the loss, damage, destruction or taking of such asset are less than $5,000,000, (B) such proceeds are reinvested in equipment, vehicles or other assets (other than inventory that does not replace lost, damaged, destroyed or taken inventory) used in the Borrower's principal lines of business within 180 days after the receipt thereof, (C) if such proceeds are equal to or exceed $1,000,000, the Borrower, pending such reinvestment, promptly applies such proceeds towards the payment of Swingline Loans or Revolving Loans or deposits such proceeds so received and unreinvested in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties and (D) at the time such proceeds are received by the Borrower or any of its Subsidiaries, no Default or Event of Default shall have occurred and be continuing;
          (iv) the IC Holdings Sale; or
(v) sales, transfers or other dispositions to Equipment Lessors of equipment purchased by the Borrower, as agent for such Equipment Lessor, pursuant to Equipment Agency
          Arrangements.
     Primary Fronting Bank  shall mean NationsBank.
     Rate Protection Agreements shall mean interest rate cap agreements, interest rate swap agreements and other agreements or arrangements entered into by the Borrower to provide protection to the Borrower against fluctuations in interest rates.
     Receivables Subsidiary means any bankruptcy-remote subsidiary of the Borrower created for the purpose of purchasing accounts receivable from the Borrower and the Subsidiaries pursuant to a Permitted Receivables Purchase Agreement.
Reference Lenders shall mean the principal London offices of the Managing Agents and, as long as it is a Lender, Union Bank of Switzerland.
     Register  shall have the meaning given such term in Section
10.04(d).
Regulation G shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. Regulation U shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. Regulation X shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. Repurchase Account shall have the meaning assigned to such term in
Section 2.13(c).

     Reportable Event shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).
     Required Lenders shall mean, at any time, Lenders holding Loans, a share of the used
LC/BA Commitments and unused Commitments representing greater than 50% of the sum of (a) the aggregate principal amount of the Loans at such time, (b) the LC/BA Exposure at such time and (c) the aggregate unused Commitments at such time.
Responsible Officer of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.
     Restatement Date shall mean the date of the execution of this Agreement.
     Revolving Credit Borrowing shall mean a Borrowing comprised of Revolving Loans.
     Revolving Credit Commitment shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth in clause (b) of Section 2.01, as the same may be reduced from time to time pursuant to Section 2.09.
     Revolving Credit Maturity Date shall mean July 29, 2000. Revolving Credit Note shall mean a promissory note of the
Borrower, substantially in the
form of Exhibit A-1, evidencing Revolving Loans.
     Revolving Credit Utilization shall mean, at any time of determination, the sum of (a) the aggregate principal amount of Revolving Loans outstanding at such time, (b) the aggregate principal amount of Swingline Loans outstanding at such time and
(c) the LC/BA Exposure at such time.
Revolving Facility shall mean the aggregate of the Lenders' Revolving Credit Commitments.
     Revolving Loans shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.
     Secured Parties shall have the meaning assigned to such term in the Security Agreement.

     Security Agreement shall mean the Security Agreement dated as of June 14, 1993, as amended and restated as of August 3, 1994, among the Borrower, the Guarantors and the Collateral Agent.
Security Documents shall mean the Mortgages (including the Assignment of Leases and
Rents and any leasehold mortgage), the Security Agreement, the Pledge Agreement, the Lockbox Agreements, the Trademark Security Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 6.10.
     Standby LC Exposure shall mean, at any time of determination, the sum of (a) the aggregate undrawn amount of all Standby Letters of Credit outstanding at such time and (b) the aggregate amount that has been drawn under any Standby Letters of Credit but for which the Fronting Banks or the Lenders, as the case may be, have not been reimbursed by the Borrower at such time.
Standby Letter of Credit shall mean (a) each irrevocable letter of credit issued pursuant to
Section 3.01(a) under which a Fronting Bank agrees to make payments for the account of the
Borrower, on behalf of the Borrower, in respect of obligations of the Borrower incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which the Borrower is or proposes to become a party in the ordinary course of the Borrower's business and (b) each Existing Standby Letter of Credit.
     Statutory Reserves shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum applicable reserve percentages, including any marginal, special, emergency or supplemental reserves (expressed as a decimal) established by the Board and any other banking authority to which the Administrative Agent is subject (a) with respect to the Base CD Rate (as such term is used in the definition of the term Alternate Base Rate ) for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to Regulation D of the Board. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation
D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     Stockholders' Agreement shall mean the Stockholders' Agreement dated as of April 30, 1986, among the Borrower, the Management Investors, the Institutional Investors and the Merrill Lynch Affiliate Investors, as such Stockholders' Agreement may be amended or modified from time to time in accordance with Section 7.10.

     Subordinated Debt Refinancing Indebtedness shall mean any Indebtedness incurred by the Borrower as contemplated in Section 7.01(j) in connection with the refinancing of the 11-1/8% Subordinated Debentures or the 9-1/4% Senior Subordinated Notes.
     subsidiary shall mean, with respect to any Person (herein referred to as the parent ), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held or (b) that is, at the time any determination is made, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
Subsidiary shall mean any subsidiary of the Borrower other than an Inactive Subsidiary.
     Swingline Commitment Percentage shall mean (a) in the case of Chemical Bank in its capacity as a Swingline Lender, 50% and (b) in the case of NationsBank in its capacity as a Swingline Lender, 50%.
Swingline Loans shall mean the swingline loans made by the Swingline Lenders pursuant to
Section 2.22.
Swingline Note shall mean a promissory note of the Borrower, substantially in the form of
Exhibit A-3, evidencing the Swingline Loans.
     Term Borrowing  shall mean a Borrowing comprised of Term
Loans.
     Term Facility shall mean the aggregate amount of the Lenders' Term Loan Commitments.
     Term Loan Commitment shall mean, with respect to each Lender, the commitment of such
Lender to make Term Loans hereunder as set forth in clause (a) of
Section 2.01, as the same may be
reduced from time to time pursuant to Section 2.09.
          Term Loan Maturity Date  shall mean July 29, 2000.
Term Loan Repayment Amounts  shall have the meaning set forth in
Section 2.11(a)(i). Term Loan Repayment Date shall have the meaning set forth in Section 2.11(a)(i). Term Loans shall mean the term loans made by the Lenders to the Borrower pursuant to clause (a) of Section 2.01. Each Term Loan shall be either a Eurodollar Term Loan or an ABR Term Loan.
Term Note shall mean a promissory note of the Borrower substantially in the form of
Exhibit A-2, evidencing Term Loans.

          Third Party Receivables shall mean the Accounts (as defined in the Security Agreement) owing to the Borrower arising from the sale by the Borrower of goods or services in the ordinary course of the pharmaceutical business of the Borrower and with respect to which the obligor is a Person other than the Person to whom such goods or services were sold.
Trade BA Exposure shall mean, at any time, the sum of (a) the maximum aggregate amount that is, or at any time thereafter may become, payable by the Fronting Bank under all Trade Bankers' Acceptances then outstanding and (b) the aggregate amount of BA Disbursements in respect of Trade Bankers' Acceptances for which the Primary Fronting Bank or the Lenders, as the case may be, have not been reimbursed by the Borrower at such time.
          Trade Bankers' Acceptance shall mean (a) a Bankers' Acceptance originated by the Primary Fronting Bank upon the presentation to the Primary Fronting Bank of a time draft for payment under a Trade Letter of Credit by a beneficiary thereof and
(b) each Existing Trade Bankers' Acceptance; each origination of a Trade Bankers' Acceptance (other than an Existing Trade Bankers' Acceptance) shall be in accordance with Section 3.02(e).
          Trade LC Exposure shall mean, at any time of determination, the sum of (a) the aggregate undrawn amount of all Trade Letters of Credit outstanding at such time and (b) the aggregate amount that has been drawn under any Trade Letters of Credit but for which the Primary Fronting Bank or the Lenders, as the case may be, have not been reimbursed by the Borrower at such time.
          Trade Letter of Credit shall mean (a) each commercial documentary letter of credit issued by the Primary Fronting Bank for the account of the Borrower pursuant to Section 3.01(a) for the purchase of goods in the ordinary course of business and (b) each Existing Trade Letter of Credit.
          Trademark Security Agreement shall mean the Trademark Security Agreement dated as of
June 14, 1993, as amended and restated as of August 3, 1994, among the Borrower, the Guarantors and the Collateral Agent.
          Transactions shall have the meaning assigned to such term in Section 4.02.
          Type , when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term Rate shall include the Adjusted LIBO Rate and the Alternate Base Rate.
Voting Common Stock shall mean the Borrowers' Common Stock, par value $.01 per share.
          Withdrawal Liability shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.